                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                              UNITED BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                                       AND
                                 PROXY STATEMENT










                                      2002










                           [UNITED BANCORP, INC. LOGO]
                              Post Office Box 248
                            Tecumseh, Michigan 49286

                        [UNITED BANCORP. INC. LETTERHEAD]




                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS
                                 APRIL 16, 2002


NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of United Bancorp, Inc. will be held at the Tecumseh Country Club, 5200 Milwaukee Road, Tecumseh, Michigan, on Tuesday, April 16, 2002 at 4:30 p.m., local time, for the following purposes:

1. To elect three directors constituting Class II of the Board of Directors, to serve for three years until the 2005 Annual Meeting of Shareholders.

2. To ratify the appointment of Crowe, Chizek and Company, LLP as independent auditors.

3. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on February 15, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

The Federal Deposit Insurance Corporation (FDIC) requires state-chartered banks that are not members of the Federal Reserve System to prepare an annual disclosure statement that must be available to the public by March 31, 2002. A copy of the disclosure statement for either of the subsidiary banks of United Bancorp, Inc. may be obtained by contacting Dale L. Chadderdon, at the address or telephone number listed below.

You are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to be present, please promptly sign and date the enclosed Proxy and mail it in the return envelope, which is enclosed for that purpose. It will assist us in preparing for the Annual Meeting, and it is important that your shares be represented at the Annual Meeting.



                         BY ORDER OF THE BOARD OF DIRECTORS


                              /S/ Dale L. Chadderdon
                         ------------------------------------------------------
March 1, 2002                 Dale L. Chadderdon
                              Senior Vice President, Secretary and Treasurer

                          [UNITED BANCORP. INC. LOGO]




                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 16, 2002


This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of United Bancorp, Inc. (the "Company") of the accompanying Proxy to be used at the 2002 Annual Meeting of Shareholders of the Company and any adjournment or adjournments thereof. The Annual Meeting will be held on April 16, 2002 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

This Proxy Statement, the Proxy, and Notice of Annual Meeting will be mailed to shareholders on or before March 15, 2002.

The mailing address of the principal executive offices of the Company is P. O. Box 248, Tecumseh, Michigan, 49286.

Only shareholders of record at the close of business on February 15, 2002 will be entitled to notice of and to vote at the Annual Meeting. On February 15, 2002, there were 2,009,242 shares of the Common Stock of the Company outstanding entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. The Common Stock constitutes the only voting security of the Company entitled to vote upon the proposals to be presented at the Annual Meeting.

Shares represented by properly executed Proxies received by the Company will be voted at the Annual Meeting in the manner specified therein. If no instructions are specified in the Proxy, the shares represented thereby will be voted in favor of the proposals presented at the Annual Meeting by the Board of Directors. Any Proxy may be revoked by the person giving it at any time prior to being voted.

The cost of soliciting Proxies will be borne by the Company. The solicitation of Proxies will be made primarily by mail. Officers and regular employees of the Company and its subsidiaries may also solicit proxies, personally and by telephone or other means, for which they will receive no additional compensation and at a minimal cost to the Company. Arrangements may also be made directly by the Company with banks, brokerage houses, custodians, nominees, and fiduciaries to forward soliciting matter to the beneficial owners of stock held of record by them and to obtain authorization for the execution of Proxies. The Company may reimburse such institutional holders for reasonable expenses incurred by them in connection therewith.

Any nominations to the Board of Directors, or other proposals, by a shareholder of the Company to be considered for inclusion in the Proxy Statement for the 2003 Annual Meeting of Shareholders must be received by Dale L. Chadderdon, Secretary and Treasurer, at the principal executive offices of the Company by November 30, 2002.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

In accordance with the Company's Articles of Incorporation and By-Laws, the Board of Directors is divided into three classes. Each year, on a rotating basis, the term of office of the Directors in one of the three classes will expire. Successors to the class of Directors whose terms have expired will be elected for a three-year term. The Directors whose terms expire at the 2002 Annual Meeting of Shareholders ("Class II Directors") are John H. Foss, Patricia M. Garcia and David S. Hickman.

The Board of Directors has by resolution nominated three individuals for election as Class II Directors at the 2002 Annual Meeting of Shareholders, all of whom are incumbent Class II Directors. Those persons who are elected as Class II Directors at the 2002 Annual Meeting of Shareholders will hold office for three years or as noted below. Their terms will expire at the 2005 Annual Meeting of Shareholders or upon the election and qualification of their successor.

If any of the nominees is unable to serve, the number of Directors to be elected at the Annual Meeting of Shareholders may be reduced by the number unable to serve and for whom no substitute is recommended by the Board of Directors.

Provided that a quorum is present (i.e., a majority of the shares of the Common Stock of the Company outstanding as of the record date and entitled to vote are represented, in person or by proxy, at the Annual Meeting,) Directors will be elected from among those persons duly nominated for such positions by a plurality of the votes actually cast at the Annual Meeting. Thus, for this year, assuming the presence of a quorum, those nominees for election as Directors receiving the seven highest number of votes will be elected, regardless of the number of votes which for any reason, including abstentions, broker non-votes or withholding of authority to vote, are not cast for the election of such nominees.

As far as the Board is advised, only the three persons named above as nominees will be nominated for election as Directors at the 2002 Annual Meeting of Shareholders. It is intended that the shares represented by Proxies in the accompanying form will be voted for the election of such nominees unless a contrary direction is indicated. If any of the nominees should be unable to serve, which the Board does not contemplate, the Proxies may be voted for the election of such other person or persons as the Board of Directors may recommend.


                        PROPOSAL 2 - INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors and the Board of Directors itself, recommends the ratification of Crowe, Chizek and Company, LLP as independent auditors for the Company and its subsidiary for the year ending December 31, 2002. Crowe, Chizek and Company, LLP first became the auditors for the Company in 1988.

A representative of the firm of Crowe, Chizek and Company, LLP will be present at the Annual Meeting to respond to appropriate questions concerning their audit for 2001, and to make any comments that they deem appropriate.


                        DIRECTORS AND EXECUTIVE OFFICERS

LEGAL PROCEEDINGS
The Company is not involved in any material legal proceedings. The Company's subsidiary banks ("Banks") are involved in ordinary routine litigation incident to its business; however, no such proceedings are expected to result in any material adverse effect on the operations or earnings of the Banks. Neither the Banks nor the Company are involved in any proceedings to which any director, principal officer, affiliate thereof, or person who owns of record or beneficially more than five percent (5%) of the outstanding stock of either the Company or the Banks, or any associate of the foregoing, is a party or has a material interest adverse to the Company or the Banks.

INFORMATION CONCERNING NOMINEES AND INCUMBENT DIRECTORS
The following table discloses the name and age of each incumbent Director and Director Nominee, his or her five year business experience, and the year each became a Director of the Company, according to the information furnished to the Company by each nominee or incumbent Director are shown below.

                                                                                           Director
                  Name, Age, and Five Year Business Experience                               Since
DIRECTOR NOMINEES - TERMS EXPIRING IN 2005 (CLASS II)
John H. Foss, age 59; Director (2001), La-Z-Boy Inc.; Retired (2001) Director,               1992
Vice President, Treasurer and Chief Financial Officer, Tecumseh Products
Company, Tecumseh, MI

Patricia M. Garcia, age 47; President and Publisher, Ann                                     2001
Arbor Observer Company, newspaper; Ann Arbor, MI

David S. Hickman, age 61; Chairman (1998) and Chief Executive Officer of the                 1985
Company and United Bank & Trust ("UBT"), Tecumseh, MI; Director of United
Bank & Trust - Washtenaw ("UBTW").

INCUMBENT DIRECTORS - TERMS EXPIRING IN 2003 (CLASS III)
Joseph D. Butcko, age 60; Co-owner, Saline Properties, Inc., Saline, MI; Chief               1997
Operating Officer, Crescive Die & Tool, Inc. (to 1999)

Robert K. Chapman, age 58; President and Chief Executive Officer, Director; UBTW             2001
(2001); Vice Chairman of the Company (2001); Executive Vice President and Chief
Financial Officer, Wells Fargo Home Mortgage, Des Moines, IA (1997-2000);

George H. Cress, age 65; Chairman of the Board, UBTW (2001); President and                   2001
C.E.O., Ann Arbor Area Community Foundation, Ann Arbor, MI (1997 - 2001)

John J. Wanke, age 52; President (1998) of the Company; President and Chief                  1994
Operating Officer of UBT; Director of UBT


INCUMBENT DIRECTORS- TERMS EXPIRING IN 2004 (CLASS I)
James C. Lawson, age 54; General Manager, Boley Fuels, Inc. (1999); private                  1986
investor (1997-1999)

D. J. Martin, age 62; President and Director, Martin's Home Center, Tecumseh, MI             1985

David E. Maxwell, age 62; Retired (2001) Executive Vice President and Chief                  1986
Operating Officer; Director, Brazeway, Inc., Adrian, MI

Chris L. McKenney, age 68; Senior Partner and President, Conlin, McKenney &                  2001
Philbrick, PC, attorneys; Ann Arbor, MI

None of the Incumbents or Director Nominees, with the exception of John H. Foss, serves as a Director of any other Company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15 (d) of such act, or any Company registered as an investment company under the Investment Company Act of 1940 as amended.

INFORMATION CONCERNING EXECUTIVE OFFICERS
Following is a current listing of Executive Officers of the Company, setting forth the name, age, five year business experience, and year each became an Executive Officer of the Company. Officer appointments for the Company are made or reaffirmed annually at the Organizational

Meeting of the Board of Directors. At its regular meetings, the Board may also make other Executive Officer appointments for the Company.


                                                                                    Executive
                  Name, Age, and Five Year Business Experience                    Officer Since
David S. Hickman, age 61; Chairman (1998) and Chief Executive Officer of the          1985
Company and UBT; Director of UBTW

Robert K. Chapman, age 58; Vice Chairman (2001) of the Company; President and         2001
Chief Executive Officer (2001) of UBTW; Executive Vice President and Chief
Financial Officer, (1997-2000) Wells Fargo Home Mortgage

John J. Wanke, age 52; President (1998) of the Company; President and Chief           1987
Operating Officer of UBT

Richard L. Boyce, age 40; Executive Vice President (2001) of the Company;             1995
Executive Vice President and Trust Officer of UBT

Dale L. Chadderdon, age 53; Senior Vice President, Secretary and Treasurer of         1987
the Company; Executive Vice President and Chief Financial Officer, Secretary of
UBT; Chief Financial Officer and Secretary (2001) of UBTW

Thomas C. Gannon, age 48; Vice President (2001) of the Company; Senior Vice           1998
President - Human Resources and Communication (1998), UBT; Division Human
Resources Manager, Magna, International, Brighton MI (1996-1998)

John A. Odenweller, age 54; Vice President (2001) of the Company; Senior Vice         2001
President - Operations, UBT

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

Audit Committee Audit Committee Report, Charter, and Independence

The Board of Directors of the Company has appointed an Audit and Compliance Review Committee consisting of Richard A. Gurdjian, James G. Haeussler, Scott F. Hill, James C. Lawson, Judy A. Nold, Jeffrey T. Robideau and John R. Robertstad. The Committee met six times during the year ended December 31, 2001. Each of these members meets the requirements for independence set forth in the Listing Standards of the National Association of Securities Dealers.

One of the functions of this Committee is to meet with the internal and independent auditors to review audit procedures and reports and other matters with respect to the financial reporting of the Company and its subsidiaries. The Committee also reviews examination reports of the Federal and State regulatory agencies and recommends to the Company's Board of Directors the selection of independent auditors. The Committee makes periodic reports to the Board of Directors regarding these matters.

The Audit Committee reports that with respect to the audit of the Company's consolidated financial statements for the year ended December 31, 2001, included in the Company's Annual Report to Shareholders:

- The Committee has reviewed and discussed the Company's 2001 audited consolidated financial statements with the Company's management.

- The Committee has discussed with its independent auditors, Crowe, Chizek and Company LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, which include, among other items, matters related to the conduct of the audit of the Company's consolidated financial statements.

- The Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, which relates to the auditor's independence from the Holding Company and its related entities, and has discussed with the auditors the auditors' independence from the Company.

- Based on review and discussions of the Company's 2001 audited consolidated financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's 2001 audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Exhibit B. The Board of Directors reviews and approves changes to the Audit Committee Charter annually.

The Company contracts for the services of Crowe, Chizek and Company, LLP in matters other than the auditing of financial statements, and they are compensated for those services. Below is a summary of the amounts paid to Crowe, Chizek and Company, LLP for various services during 2001:

             Auditing, tax and related accounting services             $  62,805
             Financial Information Systems services and consulting         7,604
             Compensation and benefits consulting                         27,961
             External marketing and promotional services                 698,730
                                                                       ---------
                  Total paid during 2001                                $797,100


Executive and Compensation Committees

The Company established a Compensation Committee of the Board of Directors in 2001. The Committee met one time during 2001, and is composed of the following
Directors: George H. Cress, John H. Foss, Chris L. McKenney, David E. Maxwell and John R. Robertstad. The Committee has the following primary functions:

1. Establishes, reviews and recommends actions to the Boards of Directors on pay programs, policies and guidelines, such as incentive plans and stock options;

2. Reviews and recommends adjustments to the compensation of the Chairman and CEO, based on information regarding competitive practices and Company performance;

3. Receives input from the Chairman and CEO regarding compensation for other UBI executives, and based on established guidelines and procedures, recommends their approval to the full board; and

4. Obtains input from the Chairman and CEO, the senior Human Resources officer and other subject matter experts as needed to recommend changes in pay or benefits programs to the full board.

Each Bank maintains an Executive Committee. The Executive Committee of the Board of Directors of UBT met six times during 2001, and is composed of the following Directors of UBT: Joseph D. Butcko, John H. Foss, David S. Hickman, James C. Lawson, Donald J. Martin, David E. Maxwell and John J. Wanke. The Executive Committee of the Board of Directors of

UBTW met five times during 2001, and is composed of the following Directors of
UBTW: Robert K. Chapman, George H. Cress, Patricia M. Garcia, David S. Hickman, Robert G. Macomber and Chris L. McKenney.

During the year ended December 31, 2001, the Board of Directors of the Company met a total of five times. Each of the Directors attended at least 75% of the aggregate of the total number of meetings of the Board and of the Board Committees of which he/she is a member.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS
During 2001, the Company paid direct compensation to Robert K. Chapman during the period leading up to formation of UBTW. The Company has not paid any other compensation, direct or indirect, to any other officer. Moreover, management has no present intention of instituting any such compensation. In the event that substantial duties unrelated to the operation of the Banks should develop, this policy will be re-examined as necessary to attract and retain qualified officers of the Company.

The following table sets forth the total compensation awarded to, earned by, or paid during 2001, 2000 and 1999 to the Chief Executive Officer and the four most highly compensated Executive Officers of the Company who had total annual salary and bonus that exceeded $100,000:


                                                                      Annual Compensation
                                                                  -----------------------------       All Other
                 Name and Principal Position                      Year       Salary      Bonus      Compensation
                 ---------------------------                      ----       ------      -----      ------------
David S. Hickman, Chairman and C.E.O. of the Company and UBT      2001       $225,000     $70,875       $27,350
                                                                  2000        190,000      45,733        29,350
                                                                  1999        190,000      45,168        14,400

Robert K. Chapman, Vice Chairman of the Company; President        2001       $200,000     $25,000       $39,500
and Chief Executive Officer of UBTW                               2000         30,769                    20,000

John J. Wanke, President of the Company and UBT                   2001       $150,800     $47,502       $20,424
                                                                  2000        145,000      31,800        21,950
                                                                  1999        130,000      31,146        13,321

Richard L. Boyce, Executive Vice President of the Company and     2001       $110,000     $34,650       $14,148
UBT                                                               2000        105,000      25,274        14,575
                                                                  1999         88,000      21,214         9,104

Dale L. Chadderdon, Senior Vice President of the Company;         2001       $104,000     $32,760       $14,825
Executive Vice President & Chief Financial Officer of UBT;        2000         84,000      20,219        13,589
Chief Financial Officer of UBTW                                   1999         84,000      20,225         8,821



Executive and other officers and employees of the Banks receive cash bonus payments in addition to their base salaries. These discretionary bonuses are based on individual contributions to performance as measured by subjective and quantitative evaluations. The calculation of share of profits to be distributed to the plan participants is constructed to provide awards consistent with the increase in profits, and is subject to change with the approval by the Board of Directors. Since amounts accrued pursuant to the plan are not unconditional and are subject to future events, only the amount actually paid for the years listed are included in the Compensation Table shown above, except where an amount has been deferred at the request of a participant.

Under the Senior Management Bonus Deferral Stock Plan adopted in 1996, Executive Officers are eligible to elect cash bonus deferrals and, after employment termination, to receive payment in whole or in part in the form of shares of Company stock. Amounts deferred under this plan are included in the above table in the Bonus column. The amount listed above under "All other Compensation" includes contributions to the Banks' Employee Savings Plan, commonly known as a 401(k) plan, on behalf of those listed, as "matching contribution" and "profit sharing contribution". Also included are life insurance premiums paid on behalf of the officers in excess of $50,000.

Effective January 1, 2000, UBT adopted a supplemental employment retirement plan. The purpose of the plan is to provide executive management of the Company with additional retirement compensation, in order to achieve an overall targeted level of retirement benefits. Under current guidelines, Mr. Hickman is the only person currently covered by this plan.

The Board of Directors of the Company strongly believes that the Company's long-term interests are best advanced by aligning the interests of its key leaders with the interests of its shareholders. Accordingly, at the 2000 Annual Meeting of Shareholders, the Company adopted its 1999 Stock Option Plan, and options were first granted under the plan on May 10, 2000. Options granted under the Plan are Non-Qualified Stock Options as defined in Internal Revenue Service regulations. The following tables set forth information concerning stock options granted to the named executive officers of the Company during 2001.

                   TABLE OF OPTION GRANTS IN LAST FISCAL YEAR

                                 Options Granted in Fiscal Year
                                 ------------------------------      Exercise      Expiration         Grant Date
Name                           # of Shares (1)      % of Total       Price (1)        Date        Present Value (2)
----                           ----------------     -----------      ---------        ----        -----------------
David S. Hickman                       1,575           5.82%         $47.619        01/10/11             $7,894
Robert K. Chapman                      1,575           5.82%          47.619        01/10/11              7,894
John J. Wanke                          1,575           5.82%          47.619        01/10/11              7,894
Richard L. Boyce                       1,155           4.27%          47.619        01/10/11              5,789
Dale L. Chadderdon                     1,155           4.27%          47.619        01/10/11              5,789
Thomas C. Gannon                         735           2.72%          47.619        01/10/11              3,684
John A. Odenweller                       735           2.72%          47.619        01/10/11              3,684

                         TABLE OF YEAR END OPTION VALUES

                                      Number of Shares Underlying              Value of Unexercised In-the-Money
                                    Unexercised Options at Year End                 Options at Year End (3)
                                    --------------------------------                -----------------------
Name                               Exercisable          Unexercisable          Exercisable          Unexercisable
----                               -----------          -------------          -----------          -------------
David S. Hickman                      545.7                2,683.0                $4,073                $13,594
Robert K. Chapman                     519.8                2,630.3                 1,757                  8,893
John J. Wanke                         545.7                2,683.0                 4,073                 13,594
Richard L. Boyce                      436.6                2,041.4                 3,258                 10,520
Dale L. Chadderdon                    363.8                1,893.7                 2,715                  9,417
Thomas C. Gannon                      363.8                1,473.7                 2,715                  7,997
John A. Odenweller                    272.9                1,289.0                 2,036                  6,619

Notes:

(1) The per-share exercise price of each option is equal to the market value of the common stock on the date each option was granted, adjusted in accordance with the plan to reflect stock dividends issued. The number of shares granted for each option is also adjusted to reflect stock dividends issued.

(2) Grant Date Present Value was calculated using a Black-Scholes option pricing model with the following weighted average assumptions at grant date: risk free interest rate of 4.823%, volatility of 8.828%, expected life of 5 years, and dividend rate of 3.1%.

 (3) The value shown is based on the market bid price of the Common Stock of the Company on December 31, 2001 of $51.00, net of the option exercise price (adjusted for stock dividends).

COMPENSATION OF DIRECTORS
Director compensation was revised effective June 1, 2001, to reflect the changing roles of the various boards of directors. The table below shows the fees payable to Directors of the Company and its subsidiary banks during 2001.

                                                 United Bancorp, Inc. Board           Subsidiary Bank Boards
                                               ------------------------------      -----------------------------
                                               Prior to 6/01       After 6/01      Prior to 6/01      After 6/01
                                               -------------       ----------      -------------      ----------
Annual Retainer:
     Non-employee Chairman                             None              None             None           $15,000
     All Directors                                    $ 600              None           $3,000            $4,000
Meeting Attended:
     Board of Directors                                None              $300              250               300
     Executive, Loan, Trust, Audit and CRA
     Committees:
         Chairman                                       205               250              205               250
         All Others                                     180               200              180               200


No Director who is also an employee of either the Company or the Banks received any compensation for their services as a Director or Committee Member of the Company or the Banks.

Directors who are not employees do not participate in any of the Banks' employee benefit programs, and receive no other direct or indirect compensation except for certain life insurance benefits. Mr. Hickman, Mr. Wanke and Mr. Chapman are the only Directors that are paid a salary and are eligible for employee benefits. Directors have the option of deferring all or part of their annual retainers and Board meeting fees into the Director Retainer Stock Plan approved by Shareholders in 1996.

EMPLOYMENT CONTRACTS
The Company utilizes annual employment contracts with each of the Executive Officers of the Company and the Banks. Under the terms of the contracts, Executive Officers are entitled to up to one year of severance pay in the event of termination for most reasons other than those relating to job performance. In return, each Executive Officer agrees not to compete in the financial services industry within the Banks' designated CRA communities for a predetermined period of time following termination, and agrees to the results of arbitration in the event of a dispute.

REPRICING OF STOCK OPTIONS
No repricing of outstanding stock options occurred during 2001, other than those relating to stock dividend transactions that equally affect all holders of the Common Stock of the Company. As a result of the 5% stock dividend paid May 30, 2001, the per-share option price of outstanding stock options was adjusted to reflect the stock dividend paid.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee of the Company reports that no Executive Officer of the Company served as a member of the Compensation Committee during 2001. In addition, the Committee reports that, other than for relationships involving subsidiaries of the Company:

    1. No Executive Officer of the Company serves on the Compensation Committee of another entity, one of whose executive officers served on the Compensation Committee of the Company, other than those of affiliate banks;

    2. Chairman and Chief Executive Officer Hickman serves as a Director of Lenawee Health Alliance, of which John R. Robertstad is an executive officer and serves on the compensation committee of the Company. No other Executive Officer of the Company serves as a Director of an other entity, one of whose Executive Officers served on the Compensation Committee of the Company, other than those of affiliate banks;

    3. No Executive Officer of the Company served as a member of the compensation committee of another entity, one of whose executive officers served as a Director of the Company, other than those of affiliate banks.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The Compensation Committee reviews and recommends to the Board of Directors the compensation paid to Executive Officers of the Banks and the amounts paid, if any, to officers under the Banks' Incentive Compensation Plans. The members of the above Committee offer the following explanation for the determination of the CEO's compensation for 2001:

The base salary for 2001 for Mr. Hickman reflects an increase from 2000. The Compensation Committee is pleased with Mr. Hickman's leadership and the combined performance of the affiliate banks and the entire management group. The compensation objective is to provide salaries around the midpoint for banks in the $500 million to $1 billion asset peer group, and to award bonuses that are determined by the Company's financial performance.


                             STOCK PERFORMANCE GRAPH

The chart at the right shows the yearly percentage change in the Company's cumulative total shareholder return on its common stock. This increase is compared in the chart to similar changes in the Keefe, Bruyette & Woods, Inc. ("KBW") 50 index, as well as the Standard & Poor's 500 Stock Index. All prices are adjusted for stock splits and stock dividends. The index is calculated on a modified equal dollar weighted basis with December 31, 1996 as a base date.

KBW is an institutionally oriented securities broker/dealer and a full service investment bank. KBW is located in Hartford, CT and

                          CUMULATIVE YEARLY PERCENTAGE
                            TOTAL SHAREHOLDER RETURN

                                  [LINEGRAPH]

                 1996    1997    1998    1999    2000    2001
UBI             100.0   121.4   154.9   177.4   202.2   220.4
S & P 500       100.0   131.0   165.9   198.3   178.2   155.0
KBW 50          100.0   140.5   149.8   143.2   167.6   159.9

New York, and specializes in the commercial banking and thrift industries. The KBW 50 index is made up of 50 of the nation's most important banking companies, including all money center and most major regional banks, and is intended to be representative of the price-performance of the nation's largest banks.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

So far as is known to the Company, as of February 15, 2002, no persons except those listed in the following table, owned beneficially more than five percent (5%) of the voting securities of the Company. With respect to UBT, such securities are held in its Trust & Investment Group.

The following table discloses the name and address of such beneficial owner, the total number of shares beneficially owned, and the percentage of ownership in relation to the total Common Stock of the Company outstanding and entitled to vote as of December 31, 2001.

                                                                              Amount and Nature of       Percent
Name and Address of Beneficial Owner                                          Beneficial Ownership       of Class
------------------------------------                                          --------------------       --------
Lilley & Co., a nominee of United Bank & Trust as Trustee                            268,783   (1)        13.38%
P.O. Box 248
Tecumseh, MI  49286

Comerica Bank as Trustee                                                             171,740   (2)         8.55%
One Detroit Center
Detroit, MI  48275

   (1) UBT as Trustee has sole voting and sole investment powers with respect to 176,446 of the shares, and shared voting and shared investment powers with respect to the remaining 92,337 of these shares. It is the policy of the Bank's Trust & Investment Group to obtain written direction from the grantor or the beneficiaries for voting. If no direction is received, the Trust & Investment Group will generally vote with the management of the Company.

   (2) The Trust Department of Comerica Bank has sole voting powers with respect to 127,409 of the shares, and shared voting power with respect to the remaining 44,331 of these shares.


                        SECURITY OWNERSHIP OF MANAGEMENT

The following table discloses the name and address of each of the incumbent Directors and Director Nominees of the Company and the Banks, and Executive Officers of the Company, the total number of shares beneficially owned by each, and their percentage of ownership in relation to the total Common Stock of the Company outstanding and entitled to vote as of December 31, 2001, according to information furnished to the Company by said persons. The table also discloses the total number of shares beneficially owned by all of the Incumbent Directors, Director Nominees and Executive Officers as a group, and the percentage of ownership of said group in relation to the total Common Stock of the Company outstanding and entitled to vote as of December 31, 2001, according to information furnished to the Company by said persons.

Amounts deferred under the Director Retainer Stock Plan or the Senior Management Bonus Deferral Stock Plan do not result in shares issued until the date upon which a person ceases being a member of the plan. Therefore, shares representing amounts deferred in these plans are not included in the totals below. Shares to be issued under the Company's Stock Option Plan are not included in the table until options are exercised.

The numbers of shares shown below includes shares owned directly or indirectly, through any contract, arrangement, understanding, relationship, or which the indicated beneficial owner otherwise has the power to vote, or direct the voting of, and/or has investment power.

                                                                        AMOUNT AND NATURE OF
                                                                        BENEFICIAL OWNERSHIP                 % OF
                                                                      -----------------------     TOTAL      TOTAL
                NAME AND ADDRESS OF BENEFICIAL OWNER                     SHARED        SOLE       SHARES      (2)
                ------------------------------------                     ------        ----       ------      ---
DIRECTORS OF UNITED BANCORP, INC. AND SUBSIDIARY BANKS
David N. Berlin, 103 W. Main, Hudson, MI  49247                                         2,420        2,420     *
L. Donald Bush, 9432 Welch Road, Tecumseh, MI  49286                      938                          938     *
Joseph D. Butcko, P.O. Box 96, Saline, MI 48176                           300  (1)      5,806        6,106     *
Robert K. Chapman, P.O. Box 1127, Ann Arbor, MI 48106                                   1,148        1,148     *
George H. Cress, P.O. Box 1127, Ann Arbor, MI 48106                                     2,068        2,068     *
Patrick D. Farver, 3850 Wyndstone Way, Adrian, MI  49221                  444  (1)                     444     *
John H. Foss, 962 Fairway Cove, Tecumseh, MI  49286                                       979          979     *
Patricia M. Garcia, 3335 Bent Trail Drive, Ann Arbor, MI  48108                           262          262     *
Richard A. Gurdjian, 309 N. Winter, Adrian, MI  48108                                   3,492        3,492
James G. Haeussler, 229 S. Williams St., Saline, MI  48176                              5,646        5,646     *
David S. Hickman, P.O. Box 248, Tecumseh, MI  49286                                    36,255       36,255     1.80%
Scott F. Hill, 10345 Newburg Rd. Tecumseh, MI  49286                    1,274  (1)        110        1,384     *
Ann Hinsdale Knisel, 4404 Livesay Rd., Sand Creek, MI  49279                              246          246     *
Jeffrey A. Kuhman, 8905 Hawthorne, Tecumseh, MI  49286                                 16,551       16,551     *
James C. Lawson, 513 N. Occidental, Tecumseh, MI  49286                20,411  (1)      7,703       28,114     1.40%
Robert G. Macomber, 359 Crestway Drive, Saline, MI  48176               2,379  (1)                   2,379     *
D.J. Martin, 145 W. Chicago Blvd., Tecumseh, MI  49286                                 52,003       52,003     2.59%
David E. Maxwell, 2447 Cedarwood Drive, Adrian, MI  49221               3,160          23,753       26,913     1.34%
Chris L. McKenney, 213 Tuomy, Ann Arbor, MI  48104                                      4,570        4,570     *
Kathryn M. Mohr, 7796 Britton Highway, Britton, MI  49229                 694             110          804     *
Richard R. Niethammer, 9367 Sunset Lake Dr., Saline, MI  48176                            988          988     *
Judith P. Nold, 19600 Island Lake Road, Chelsea, MI  48118                                125          125     *
John R. Robertstad, 682 Stoneridge Drive, Adrian, MI  49221               226           4,389        4,615     *
Jeffrey T. Robideau, 707 S. Evans St., Tecumseh, MI  49286              6,035          16,965       23,000     1.14%
Paul G. Saginaw, 1205 Olivia Street, Ann Arbor, MI  48104                                              -0-     *
Edward A. Shaffran, 3376 Golfside Drive, Ypsilanti, MI  48197                             250          250     *
Edward D. Surovell, 1000 Forest Road, Ann Arbor, MI  48105                              2,781        2,781     *
John J. Wanke, P.O. Box 248, Tecumseh, MI  49286                          144           1,538        1,682     *

DIRECTORS EMERITUS (UNITED BANK & TRUST)
M. H. Downing, 406 Burt Street, Tecumseh MI  49286                      6,393  (1)     10,785       17,178     *
William G. Thompson, 331 W. Main, Hudson, MI  49247                                     1,762        1,762     *
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Richard L. Boyce, P.O. Box 248, Tecumseh, MI  49286                       117             500          617     *
Dale L. Chadderdon, P.O. Box 248, Tecumseh, MI  49286                   4,726           2,289        7,015     *
Thomas C. Gannon, P.O. Box 248, Tecumseh, MI  49286                                       132          132     *
John A. Odenweller, P.O. Box 248, Tecumseh, MI  49286                                   1,151        1,151     *
                                                                                                   -------
All Directors and Executive Officers as a Group (34 persons)                                       254,018  12.64%

(1)  Shared voting and investment power and no direct ownership interest

(2) The symbol "*" shown in this column indicates ownership of less than 1% of the current outstanding Common Stock of the Company, which is the Company's only class of voting securities. Does not include contingently issuable shares.


DIRECTORS, EXECUTIVE OFFICERS, PRINCIPAL SHAREHOLDERS AND THEIR RELATED
        INTERESTS -- TRANSACTIONS WITH THE BANKS
Directors and Executive Officers of the Company, and their related interests, were clients of and had transactions (including loans and commitments to lend) with the Banks in the ordinary course of business during 2001. All such loans and commitments were made by the Banks on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features. Similar transactions may be expected to take place in the ordinary course of business in the future. The aggregate extensions of credit outstanding at December 31, 2001 to all Directors and Executive Officers of the Company, as a group, was $37,211,000. Any such loan transaction presently in effect with any Director or Executive Officer of the Company is current as of this date.

DISCLOSURE OF DELINQUENT FILERS
As far as can be determined by a review of Forms 3, 4 and 5 and amendments thereto as required by Section 12 of the Exchange Act, no persons who were so required, failed to file reports on a timely basis.


                                  OTHER MATTERS

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented upon which a vote properly may be taken, it is intended that shares represented by Proxies in the accompanying form will be voted with respect thereto in accordance with the judgment of the person or persons voting such shares.


                                  By Order of the Board of Directors



                                  /S/ Dale L. Chadderdon
                                  ----------------------------------------------
March 1, 2002                     Dale L. Chadderdon
                                  Senior Vice President, Secretary and Treasurer

                                   APPENDIX A


                              UNITED BANCORP, INC.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                       AND
                        CONSOLIDATED FINANCIAL STATEMENTS

                                TABLE OF CONTENTS

The Business of United Bancorp, Inc.                                                        A-1
----------------------------------------------------------------------------------------------------

Management's Discussion and Analysis of Financial Condition and Results of Operations
  Results of Operations                                                                     A-2
 ---------------------------------------------------------------------------------------------------
  Financial Condition                                                                       A-7
 ---------------------------------------------------------------------------------------------------
  Liquidity, Funds Management and Market Risk                                               A-11
 ---------------------------------------------------------------------------------------------------
  Capital Resources                                                                         A-14
 ---------------------------------------------------------------------------------------------------
  Prospective Accounting and Regulatory Changes                                             A-14
 ---------------------------------------------------------------------------------------------------
  Forward-Looking Statements                                                                A-15
 ---------------------------------------------------------------------------------------------------

Statement of Management Responsibility                                                      A-16
----------------------------------------------------------------------------------------------------

Report of Independent Auditors                                                              A-17
----------------------------------------------------------------------------------------------------

Consolidated Financial Statements
  Consolidated Balance Sheets                                                               A-18
 ---------------------------------------------------------------------------------------------------
  Consolidated Statements of Income                                                         A-19
 ---------------------------------------------------------------------------------------------------
  Consolidated Statements of Cash Flows                                                     A-20
 ---------------------------------------------------------------------------------------------------
  Consolidated Statements of Changes in Shareholders' Equity                                A-21
 ---------------------------------------------------------------------------------------------------
  Notes to Consolidated Financial Statements                                                A-22
 ---------------------------------------------------------------------------------------------------

NATURE OF BUSINESS

United Bancorp, Inc. is a Michigan Bank Holding Company. The Company's subsidiary banks ("Banks") have local Boards of Directors and are locally managed. The Banks offer a full range of financial services through a system of seventeen banking offices located in Lenawee, Monroe and Washtenaw Counties. While the Company's chief decision makers monitor the revenue streams of the various Company products and services, operations are managed and financial performance is evaluated on a Company-wide basis. Accordingly, all of the Company's financial services operations are considered by management to be aggregated in one reportable operating segment.



                                    Page A-1

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion provides information about the consolidated financial condition and results of operations of United Bancorp, Inc. (the "Company") and its subsidiary banks, United Bank & Trust ("UBT") and United Bank & Trust - Washtenaw ("UBTW").

RESULTS OF OPERATIONS

Consolidated earnings of the Company declined by 11.0% for 2001, as a result of the opening of its first de novo bank. Earnings at United Bank & Trust were up for the year, but the improvements were offset by startup costs of the newly-formed bank in Ann Arbor.

UBTW opened for business on April 2, 2001. As a de novo bank, its operations had a negative impact on consolidated earnings during its first nine months of operation. As a result, consolidated net income for 2001 was down 11.0% from the earnings achieved in 2000. In addition, for comparison purposes, it should be noted that UBT sold its credit card portfolio during 2000, resulting in an after-tax gain of approximately $200,000.

Significant declines in interest rates during 2001 had an impact on the Company's earnings in a number of ways. Because of the Company's interest sensitivity position, net interest income improved during the year, while income of the Trust & Investment Group was down due to worsening financial market performance. This slowdown in Trust fees was more than offset by increased income from loan sales and servicing, as clients seized the opportunity to obtain new mortgages or refinance their existing loans as mortgage rates declined.

Earnings for the year 2001 were relatively steady for the first three quarters of the year, with the fourth quarter showing substantial improvement. The chart below shows the trends in earnings for the four quarters of 2001.

----------------------------------------------------------------------------------------------------
 in thousands of dollars, where appropriate               4th Qtr    3rd Qtr    2nd Qtr     1st Qtr
----------------------------------------------------------------------------------------------------
 Net interest income before provision                     $ 5,401    $ 5,004    $ 4,697     $ 4,379
 Provision for loan losses                                    120        196        237         169
 Noninterest income                                         2,345      2,154      2,135       2,007
 Noninterest expense                                        5,686      5,349      4,989       4,513
 Federal income tax provision                                 537        429        425         466
 Net income                                               $ 1,403    $ 1,184    $ 1,181     $ 1,238
 Return on average assets (a)                               1.10%      0.97%      0.99%       1.05%
 Return on average shareholders' equity (a)                11.54%     10.09%     10.26%      10.98%
----------------------------------------------------------------------------------------------------

   (a)  Annualized

As is apparent from the chart above, net interest income was a significant contributor to quarterly improvements in earnings. In addition, reduced provision for loan losses combined with increasing noninterest income helped to offset increases in expenses during the year.

Startup costs of the de novo bank during the year resulted in decreased financial performance during 2001, compared to 2000 and 1999. Return on average assets and shareholders' equity declined from the levels achieved in 2000 and 1999, and were well below the five-year average for these measures. At the same time, book value per share and cash dividends per share continue to provide improving returns to shareholders.


                                    Page A-2

The chart below shows trends in these and other ratios. All figures are adjusted to reflect stock dividends.

        -----------------------------------------------------------------------------------------------------
         Performance Ratios                                  2001       2000       1999      5 Year Average
        -----------------------------------------------------------------------------------------------------
         Return on average assets                              1.02%      1.27%      1.26%       1.26%
         Return on average shareholders' equity               10.65%     13.14%     12.79%      13.00%
         Average equity to average total assets                 9.6%       9.7%       9.9%
         Dividend payout ratio                                 52.3%      44.3%      44.3%
         Book value per share                                $ 23.98    $ 22.45    $ 20.42
         Cash dividends per share                            $ 1.306    $ 1.244    $ 1.131
        -----------------------------------------------------------------------------------------------------

Book value per share is based on shares outstanding at December 31 of 2,009,242 for 2001, 2,007,183 for 2000 and 2,005,660 for 1999 as adjusted for stock dividends. Dividends per share is based on average adjusted shares outstanding of 2,006,938 for 2001, 2005,159 for 2000 and 2,003,198 for 1999, as adjusted for stock dividends.

Net Interest Income United Bancorp, Inc. derives the greatest portion of its income from net interest income. During the historically unique changes in interest rates during 2001, the Company benefited as its cost of funds decreased more quickly than did its yield on earning assets. Although net interest margin declined slightly from 2000 to 2001, the margin improved on a monthly basis, increasing steadily throughout the year. This contrasts with 2000, when the monthly margin declined slightly over the period of the year.

As a result of growth and change in mix during the year, net interest income increased 10.4% from 2000 to 2001, in spite of the slight decline in net interest margin. This compares to an increase of 2.9% from 1999 to 2000. The table below provides insight into the various components of net interest income, as well as the results of changes in balance sheet makeup that have impacted the margin.

          YIELD ANALYSIS OF CONSOLIDATED AVERAGE ASSETS AND LIABILITIES

 Dollars in Thousands                                2001                             2000                        1999
                                         ----------------------------    --------------------------    -------------------------
                                         Average               Yield/    Average             Yield/    Average            Yield/
 ASSETS                                  Balance    Interest     Rate    Balance   Interest    Rate    Balance  Interest    Rate
                                         -------    --------   ------    -------   --------  ------    -------  --------  ------
 Interest earning assets (a)
 Federal funds sold                       $ 17,634     $ 754    4.27%   $  2,778    $   170    6.13%  $  1,765  $     85  4.82%
 Taxable securities                         45,558     2,570    5.64%     45,491      2,824    6.21%    51,713     3,171  6.13%
 Tax exempt securities (b)                  33,024     2,375    7.19%     31,121      2,311    7.43%    33,718     2,548  7.56%
 Taxable loans                             356,853    29,337    8.22%    325,723     28,835    8.85%   283,080    24,304  8.59%
 Tax exempt loans (b)                        1,923       143    7.42%      2,143        162    7.56%     1,738       132  7.62%
                                          --------   -------            --------    -------           --------  --------
 Total interest earning
   assets (b)                              454,992   $35,178    7.73%    407,256    $34,303    8.42%   372,014  $ 30,241  8.13%
 Cash and due from banks                    14,310                        16,615                        15,091
 Premises and
   equipment, net                           14,945                        13,156                        12,700
 Intangible assets                           3,694                         4,101                         3,804
 Other assets                                5,903                         5,720                         4,686
 Unrealized gain (loss) on
   securities available for sale             1,090                          (756)                          (89)
 Allowance for loan losses                  (4,367)                       (3,766)                       (3,042)
                                            -------                     --------                      --------
 Total Assets                              $490,567                     $442,326                      $405,164
                                           ========                     ========                      ========



                                    Page A-3


Dollars in Thousands                             2001                            2000                           1999
                                     ---------------------------     --------------------------     ---------------------------
LIABILITIES AND                      Average              Yield/    Average              Yield/     Average               Yield/
  SHAREHOLDERS' EQUITY               Balance   Interest     Rate     Balance   Interest    Rate     Balance    Interest     Rate
                                     -------   --------   ------     -------   --------  ------     -------    --------   ------
Interest bearing liabilities
NOW accounts                       $ 72,020   $ 1,457     2.02%   $  59,014     $ 1,463   2.48%     $55,200    $  1,060    1.92%
Savings deposits                    102,847     2,437     2.37%      66,009       1,562   2.37%      73,467       1,651    2.25%
CDs $100,000 and over                33,480     1,936     5.78%      38,474       2,302   5.98%      30,714       1,594    5.19%
Other int. bearing deposits         164,562     8,230     5.00%     161,879       9,134   5.64%     146,391       7,165    4.89%
                                   --------    ------             ---------     -------            --------    --------
Total int. bearing deposits         372,909    14,059     3.77%     325,376      14,461   4.44%     305,772      11,471    3.75%
Short term borrowings                   646        19     2.88%      10,491         723   6.89%       3,304         178    5.39%
Other borrowings                     12,155       841     6.92%      11,253         716   6.36%       9,855         605    6.14%
                                   --------   -------             ---------     -------            --------    --------
Total int. bearing liab.            385,710    14,919     3.87%     347,120      15,900   4.58%     318,931      12,254    3.84%
                                              -------                           -------                        --------
Nonint. bearing deposits             53,975                          49,297                          43,603
Other liabilities                     3,885                           3,083                           2,623
Shareholders' equity                 46,997                          42,826                          40,007
                                   --------                       ---------                        --------
Total Liabilities and
  Shareholders' Equity             $490,567                       $ 442,326                        $405,164
                                   ========                       =========                        ========
Net interest income (b)                       $20,259                           $18,403                        $17,987
                                              ========                          =======                        =======
Net spread                                                3.86%                           3.84%                            4.29%
Net yield on interest earning assets (b)                  4.45%                           4.52%                            4.83%
Ratio of interest earning assets to
  interest bearing liabilities                            1.18                            1.17                             1.17

(a) Non-accrual loans and overdrafts are included in the average balances of loans.
(b) Fully tax-equivalent basis, net of nondeductible interest impact; 34% tax rate.

 As is evident from the data in the tables below, the increase in net interest income during 2001 was primarily a result of changes in volume, offset in part by changes in rate. For the year, 149% of the net change in margin was a result of changes in volume, compared to 371% for 2000.

 The tables below demonstrate the effect of volume and rate changes on net interest income on a taxable equivalent basis for the past two years. The change in interest due to both rate and volume has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each. Nonaccrual loans are included in total loans, and changes are treated as volume variances.

-------------------------------------------------------------------------------------------------------------------
                                                 2001 compared to 2000                 2000 compared to 1999
                                             Increase (decrease) due to:            Increase (decrease) due to:
                                            ----------------------------           ----------------------------
 In thousands of dollars                    Volume      Rate        Net            Volume      Rate        Net
                                            ------      ----        ---            ------      ----        ---
-------------------------------------------------------------------------------------------------------------------
 Interest earned on:
     Federal funds sold                     $   650    $    (66)     $ 584         $    58      $  27     $    85
     Taxable securities                           4        (259)      (255)           (386)        39        (347)
     Tax exempt securities                      138         (75)        63            (193)       (43)       (236)
     Taxable loans                            2,643      (2,141)       502           3,756        775       4,531
     Tax exempt loans                           (16)         (3)       (19)             31         (1)         30
    --------------------------------------------------------------------------------------------------------------
         Total interest income              $ 3,419    $ (2,544)     $ 875         $ 3,266      $ 797     $ 4,063


                                    Page A-4

----------------------------------------------------------------------------------------------------------------
                                                   2001 compared to 2000              2000 compared to 1999
                                               Increase (decrease) due to:         Increase (decrease) due to:
                                              ----------------------------        ----------------------------
 In thousands of dollars                      Volume      Rate        Net         Volume      Rate        Net
                                              ------      ----        ---         ------      ----        ---
----------------------------------------------------------------------------------------------------------------
 Interest expense on:
     NOW accounts                           $   290    $   (296)   $    (6)     $    77   $    326     $   403
     Savings deposits                           873           2        875         (173)        84         (89)
     Interest bearing CDs $100,000+            (291)        (75)      (366)         441        267         708
     Other interest bearing deposits            149      (1,054)      (905)         805      1,164       1,969
     Short term borrowings                     (435)       (269)      (704)         483         62         545
     Other borrowings                            60          65        125           88         23         111
    -----------------------------------------------------------------------------------------------------------
         Total interest expense             $   646    $ (1,627)   $  (981)     $ 1,721   $  1,926     $ 3,647
    -----------------------------------------------------------------------------------------------------------

 Net change in net interest income          $ 2,773    $   (917)   $ 1,856      $ 1,545   $ (1,129)    $   416
---------------------------------------------------------------------------------------------------------------

 Provision for Loan Losses
 During 2001 and 2000, the Company enjoyed low levels of charge-offs within all of its loan portfolios. At the same time, the mix of the portfolio continued to shift, with more loans in the business loan categories. The net impact was an increase in the allowance for loan losses, while the provision was down 36.0 % in 2001 from 2000 levels. This provision provides for currently anticipated losses inherent in the current portfolio, and Management continues to evaluate its allocation methodology to assure that the Banks are adequately protected against these losses.

 The Company has consistently low to moderate levels of nonperforming loans, and loan loss history continues to compare favorably to peers. The use of an independent loan review function for business loans and careful monitoring of loans by Management allows the Banks to maintain a high level of quality in their loan portfolios. These factors combine with the Company's high level of residential real estate loans to support an allowance as a percent of total loans at a level that is somewhat below average for commercial banks.

 Noninterest Income
 Total noninterest income increased 16.8% in 2001 over 2000, compared to an increase of 20.4% in 2000 over 1999. A number of items contributed to this continued improvement.

 The Banks generally market their production of fixed rate long-term mortgages in the secondary market, and retain adjustable rate mortgages for their portfolios. The Company maintains a portfolio of sold residential real estate mortgages, which it continues to service. This servicing provides ongoing income for the life of the loans. During 2001, clients exhibited a preference for fixed rate loans as market rates declined, resulting in a greater proportion of those loans originated by the Banks being sold in the secondary market. Unprecedented activity in residential mortgages during 2001 provided an increase of 185.6% in income from loan sales and servicing compared to 2000. This compares to declines of 18.8% in 2000 and 48.9% in 1999 compared to their previous years. As the Company is conservative in its approach to valuation of mortgage servicing rights, no write-downs in mortgage servicing rights were required as a result of declining market rates.

 Income from the sale of nondeposit investment products is derived from the sale of investments and insurance products to clients, including credit, life and title insurance policies, as well as annuities. This category of income experienced growth of 25.9% in 2001 compared to 2000, as a result of strong sales volume for the year. This compares to the virtually flat performance during 2000, when volume declined slightly in this category due to a shortage of sales staff for this product area early in the year.

 Other noninterest income during the year consisted of income from various fee-based banking services, including ATM and debit card interchange, sale of official checks, wire transfer fees, safe deposit box income and other

                                    Page A-5
 fees. Total other income increased 23.1% in 2001 over 2000, compared to an increase of 68.5% in 2000 over 1999. During the second quarter of 2000, the Bank sold its portfolio of credit card loans, which contributed to the increase in that year.

 Service charges on deposit accounts were up 3.5% during 2001, compared to an increase of 12.1% in 2000. No significant changes were made in the Company's service charge structure during the year. However, as a new bank in its market, UBTW did not generate its proportional share of deposit service charges compared to its deposit growth. This was consistent with its efforts to attract and retain depositors in a market that is highly competitive.

 Also contributing to the overall profitability of the Company is the Trust & Investment Group of UBT, as gross income generated from trust fees continues to provide the largest dollars of fee income. However, unstable financial markets contributed to a slowing of growth of the Department during 2001, and resulted in a decline in fee income of 3.6% during 2001. This compares to an increase of 30.0% from 1999 to 2000 and 34.1% in 1999. At December 31, 2001, assets managed by the Department were $489.2 million, compared to $469.8 million at the end of 2000. Future increases in Trust fee income are dependent on the growth of the Department and the market value of assets managed, but are expected to continue to increase in future periods.

 Total noninterest income increased 16.8% in 2001 over 2000, in spite of the instability and uncertainty of financial markets during the year. Management anticipates that noninterest income will continue to be emphasized in the future as a significant source of income to augment net interest income.

 Noninterest Expense
 Total noninterest expenses grew at an overall rate of 27.6% in 2001, compared to an increase of 6.6% in 2000. The greatest portion of this increase is a result of formation and first nine months of operation of United Bank & Trust -Washtenaw, and were anticipated. In addition, United Bank & Trust opened its new office in Dexter in mid-2001and the office does not yet contribute to the profitability of the organization. Growth of these two banking facilities are expected to continue, resulting in future income to offset their operating costs.

 Personnel expense continues to be the organization's largest single area of expense. Total full-time equivalent staffing was 216.0 at the end of 2001, compared to 181.5 at the end of 2000. This increase reflects additional staff required to serve the new bank and banking office, as well as in areas where volumes have increased, such as the secondary mortgage processing areas.

 At the same time, occupancy and equipment expense increased 24.1% in 2001, compared to an increase of 15.5% during 2000 and 1.1% in 1999. This increase reflects in part the cost of opening and operating the Ann Arbor and Dexter facilities, as well as UBT's permanent Saline office completed during 1999 and the purchase of its Manchester office in 1999. In addition, the Company continues to invest in technology in order to provide the financial products and services that our clients expect. Investments in 2001 included improvements in telephone and network infrastructure, as well as expansion of electronic delivery of banking products.

 The growth in other expenses were slightly lower than the increases experienced in compensation and occupancy. These increases also reflect the continued cost of expansion and operation of two banks and their subsidiaries. Startup expenses of the de novo bank are generally included in this category of expense.

 Federal Income Tax
 The Company's effective federal tax rate declined slightly in 2001. Tax exempt income continues to be a significant factor in the tax calculation for the Company, due to the percentage of the investment portfolio carried in tax exempt municipal securities and loans. The Banks intend to continue to invest in these assets as long as liquidity, safety and tax equivalent yields make them an attractive alternative.

                                    Page A-6

 The following chart shows the effective federal tax rates of the Company for the past three years.

    ----------------------------------------------------------------------------------------------------------------
     Effective Tax Rates, in thousands of dollars where appropriate                     2001       2000        1999
    ----------------------------------------------------------------------------------------------------------------
     Income before tax                                                               $ 6,863    $ 7,820     $ 6,934
     Federal income tax                                                              $ 1,857    $ 2,194     $ 1,819
     Effective federal tax rate                                                        27.1%      28.1%       26.2%
    ----------------------------------------------------------------------------------------------------------------

 FINANCIAL CONDITION

 Securities
 Dollars of deposit growth in excess of loan growth, combined with a reduction in federal funds sold, resulted in an increase in the Company's securities portfolio during 2001. Investment in U.S. Treasury and Agency securities declined, while all other categories of the portfolio increased. The changes in the various categories of the portfolio are shown in the chart below.

      -------------------------------------------------------------------------------------------------------------
       Change in Categories of Securities Portfolio, in thousands of dollars                      2001        2000
      -------------------------------------------------------------------------------------------------------------
       U.S. Treasury and agency securities                                                      $ (801)   $ (2,737)
       Mortgage backed agency securities                                                         4,819      (3,530)
       Tax exempt obligations of states and political subdivisions                               6,737      (3,031)
       Corporate, taxable municipal and asset backed securities                                  6,809          54
      -------------------------------------------------------------------------------------------------------------
         Change in total securities                                                            $17,564    $ (9,244)
      -------------------------------------------------------------------------------------------------------------

 The Company's current and projected tax position continues to make carrying tax-exempt securities valuable to the Bank, and the Company does not anticipate being subject to the alternative minimum tax in the near future. The investment in local municipal issues also reflects the Company's commitment to the development of the local area through support of its local political subdivisions. The following chart shows the percentage mix of the securities portfolio.

      -------------------------------------------------------------------------------------------------------------
       Percentage Makeup of Securities Portfolio at December 31,                                  2001        2000
      -------------------------------------------------------------------------------------------------------------
       U.S. Treasury and agency securities                                                       18.5%       24.1%
       Mortgage backed agency securities                                                         18.9%       16.9%
       Obligations of states and political subdivisions                                          46.1%       47.9%
       Corporate, asset backed and other securities                                              16.5%       11.1%
      -------------------------------------------------------------------------------------------------------------
         Total securities                                                                       100.0%      100.0%
      -------------------------------------------------------------------------------------------------------------

 Investments in U.S. Treasury and agency securities are considered to possess low credit risk. Obligations of U.S. government agency mortgage-backed securities possess a somewhat higher interest rate risk due to certain prepayment risks. The municipal portfolio contains a small amount of geographic risk, as approximately 20% of that portfolio is issued by political subdivisions located within Lenawee County, Michigan. The Company's portfolio contains no "high risk" mortgage securities or structured notes.

 The chart below summarizes unrealized gains and losses in each category of the portfolio at the end of 2001 and 2000, in thousands of dollars.

     --------------------------------------------------------------------------------------------------------------
      Unrealized Gains and Losses in the Investment Portfolio                          2001       2000      Change
     --------------------------------------------------------------------------------------------------------------
      U.S. Treasury and agency securities                                             $ 194       $ (1)      $ 195
      Mortgage backed agency securities                                                 243        (11)        254
      Obligations of states and political subdivisions                                  526        455          71
      Corporate, asset backed and other securities                                      181        (17)        198
     --------------------------------------------------------------------------------------------------------------
      Total investment securities                                                   $ 1,144      $ 426       $ 718
     --------------------------------------------------------------------------------------------------------------



                                    Page A-7

 The improvement in market value of the portfolio in relationship to its book value resulted from decreased market rates during 2001 compared to 2000. Unrealized gains and losses within the investment portfolio are temporary, since they are a result of market changes, rather than a reflection of credit quality. Management has no specific intent to sell any securities, although the entire investment portfolio is classified as available for sale.

 Loans
 The chart below shows the percentage change in each category of the loan portfolio for 2001 and 2000.

     --------------------------------------------------------------------------------------------------------------
      Percentage Change in Categories of Loan Portfolio                                           2001        2000
     --------------------------------------------------------------------------------------------------------------
      Personal                                                                                    6.1%        0.2%
      Business                                                                                   41.8%       15.3%
      Tax exempt                                                                                 -7.5%       18.7%
      Residential mortgage                                                                       -8.0%       11.9%
      Construction                                                                               -3.5%        2.5%
      Total loans                                                                                11.9%        9.8%
     --------------------------------------------------------------------------------------------------------------

Loan growth of 11.9% in 2001 was ahead of the 2000 level of 9.8%, in spite of a decline in residential mortgage balances. The volume of mortgage loans generated during 2001 reached record levels. During this period, as a result of historically low interest rates available in the market, most residential mortgage clients chose fixed rate mortgage products. Since the Banks sell most of their fixed-rate mortgage loans on the secondary market, this increase in mortgage origination volume was not reflected on the Company's balance sheet. It was instead reflected in its portfolio of loans sold with servicing retained, resulting in improved fee income during the year.

The Company continues to be a significant provider of residential mortgage loans in its markets. During 2000, United Mortgage Company was formed as a wholly-owned subsidiary of UBT, in order to provide more alternatives for delivery of mortgage products. As full service lenders, the Banks offer a variety of home mortgage loan products in its market. Entry into the Ann Arbor and Dexter markets has provided continued opportunities for future continued growth in all loan portfolios.

Construction loan activity slowed somewhat from 2000 levels, although activity continues to remain strong. These loans reflect continued growth of the commercial mortgage and residential housing activity in the Company's market area. Residential construction loans will convert to residential mortgages to be retained in the Banks' portfolios or to be sold in the secondary market, while commercial construction loans will eventually be converted to commercial mortgages.

As in 2000, increases in loan volume were experienced primarily in the business lending portfolio. At the same time, the personal loan portfolio increased over 2000 levels at a time when it was difficult to compete for consumer business. The increase of 6.1% is from a lower base in 2000, when UBT sold it credit card portfolio with balances totaling $3.1 million. Continued participation in tax exempt financing reflects continued involvement in funding local community expansion at local municipalities and school districts, reduced by normal amortizations of loan balances.

Credit Quality
The Company continues to maintain a high level of asset quality as a result of actively monitoring delinquencies, nonperforming assets and potential problem loans. The aggregate amount of nonperforming loans is presented in the table below. For purposes of that summary, loans renewed on market terms existing at the time of renewal are not considered troubled debt restructurings. The accrual of interest income is discontinued when a loan



                                    Page A-8
becomes ninety days past due unless it is both well secured and in the process of collection, or the borrower's capacity to repay the loan and the collateral value appear sufficient.

The chart below shows the amount of nonperforming assets by category for each of the past five years.

    ----------------------------------------------------------------------------------------------------------------
     Nonperforming Assets, in thousands of dollars                2001       2000       1999       1998        1997
    ----------------------------------------------------------------------------------------------------------------
     Nonaccrual loans                                          $ 1,084      $ 889    $ 1,305      $ 821        $ 71
     Accruing loans past due 90 days or more                     1,104        408        174        194         910
     Troubled debt restructurings                                  130        132        134        136         138
    ----------------------------------------------------------------------------------------------------------------
       Total nonperforming loans                                 2,318      1,429      1,613      1,151       1,119
     Other real estate                                             179        544        347        335         473
    ----------------------------------------------------------------------------------------------------------------
       Total nonperforming assets                              $ 2,497    $ 1,973    $ 1,960    $ 1,486     $ 1,592
    ----------------------------------------------------------------------------------------------------------------
     Percent of nonperforming loans to total loans               0.61%      0.42%      0.52%      0.43%       0.42%
    ----------------------------------------------------------------------------------------------------------------
     Percent of nonperforming assets to total assets             0.48%      0.42%      0.46%      0.38%       0.43%
    ----------------------------------------------------------------------------------------------------------------

The Company's percentage of nonperforming loans to total loans and nonperforming assets to total assets increased from 2000 to 2001, primarily reflecting an increase in accruing loans past due ninety days or more. Collection efforts continue on these loans, and no significant losses are anticipated. Loans are generally moved to nonaccrual status when ninety days or more past due or in bankruptcy. Total nonaccrual loans increased somewhat from 2000 levels, but remain below 1999 totals.

The amount listed in the table above as other real estate reflects a small number of commercial properties that were acquired in lieu of foreclosure. Total dollars in this category have declined from 2000 levels as a result of sale of some of the properties. Various properties have been leased to a third party with an option to purchase or are listed for sale, and no significant losses are anticipated.

In general, banks have experienced higher delinquencies in recent years, as personal borrowings reached all-time high levels. The Bank has noted an increase in delinquency as consumers near their debt limits. However, the Bank's delinquency ratios remain well below that of most other banks of similar size. Sale of the Bank's credit card portfolio during 2000 has reduced exposure in an area generally considered to possess greater credit risk.

Credit quality is dependent in part on the makeup of the loan portfolio. The following chart shows the percentage makeup of the loan portfolio.

    -------------------------------------------------------------------------------------------------------------
     Percentage Makeup of Loan Portfolio at December 31,                                        2001        2000
    -------------------------------------------------------------------------------------------------------------
     Personal                                                                                  16.6%       17.5%
     Business                                                                                  43.1%       34.0%
     Tax exempt                                                                                 0.5%        0.6%
     Residential mortgage                                                                      31.0%       37.7%
     Construction                                                                               8.8%       10.2%
    -------------------------------------------------------------------------------------------------------------
       Total loans                                                                            100.0%      100.0%
    -------------------------------------------------------------------------------------------------------------

Loans to finance residential mortgages, including construction loans, make up 39.8% of the portfolio at year end, compared to 47.9% at year end 2000. These loans are well-secured and have had historically low levels of net losses. This decline reflects significant refinancing activity during 2001, as loan clients typically selected fixed-rate mortgages which were sold on the secondary market. Personal and business loans make up the balance of the portfolio.


                                    Page A-9

The personal loan portfolio consists of direct and indirect installment, home equity, credit card and unsecured revolving line of credit loans. Installment loans consist primarily of loans for consumer durable goods, principally automobiles. Indirect personal loans consist of loans for automobiles and manufactured housing, but make up a small percent of the personal loans.

Business loans carry the largest balances per loan, and therefore, any single loss would be proportionally larger than losses in other portfolios. Because of this, the Banks use an independent loan review firm to assess the continued quality of its business loan portfolio. This is in addition to the precautions taken with credit quality in the other loan portfolios. Business loans contain no significant concentrations other than geographic concentrations within Lenawee, Monroe or Washtenaw Counties. Further information concerning credit quality is contained in Note 6 of the Notes to Consolidated Financial Statements.

Deposits
Deposit growth continued during 2001, and was aided by the opening of UBTW and the new Dexter office of UBT. Products such as Cash Management Checking and Cash Management Accounts continue to be very popular with clients, aiding in continued deposit growth. In addition, as noted in 2000, instability in equity markets seems to have contributed to some return to the certificate of deposit market by some clients.

Total deposits increased 10.6% during 2001, compared to growth of 13.1% during 2000. Interest bearing deposits of $100,000 or more declined significantly, with much of these dollars moving to other deposit products. Although clients continue to evaluate alternatives to certificates of deposit in search of the best yields on their funds, traditional banking products continue to be an important part of the Company's product line.

As in the past, the majority of the Company's deposits are derived from core client sources, relating to long term relationships with local personal, business and public clients. The following chart shows the percentage change in deposits by category for 2001 and 2000.

    ----------------------------------------------------------------------------------------------------------------
     Percentage Change in Deposits by Category                                                     2001        2000
    ----------------------------------------------------------------------------------------------------------------
     Noninterest bearing deposits                                                                 17.7%       12.2%
     Interest bearing certificates of $100,000 or more                                           -36.6%       43.1%
     Other interest bearing deposits                                                              16.5%        9.7%
     Total deposits                                                                               10.6%       13.1%
    ----------------------------------------------------------------------------------------------------------------

In financial institutions, the presence of interest bearing certificates of $100,000 or more often indicates a reliance upon purchased funds. However, in the Company's deposit portfolio, these balances represent core deposits of local clients. The Banks do not support their growth through purchased or brokered deposits. The Banks' deposit rates are consistently competitive with other banks in its market area, including those new markets that the Company has entered in recent periods.

The chart below shows the percentage makeup of the deposit portfolio in 2001 and 2000.

     -------------------------------------------------------------------------------------------------------------
      Percentage Breakdown of Deposit Portfolio as of December 31,                               2001        2000
     -------------------------------------------------------------------------------------------------------------
      Noninterest bearing deposits                                                              13.7%       12.9%
      Interest bearing certificates of $100,000 or more                                          6.5%       11.4%
      Other interest bearing deposits                                                           79.8%       75.7%
     -------------------------------------------------------------------------------------------------------------
        Total deposits                                                                         100.0%      100.0%
     -------------------------------------------------------------------------------------------------------------



                                   Page A-10

Cash Equivalents and Borrowed Funds
The Company maintains correspondent accounts with a number of other banks for various purposes. In addition, cash sufficient to meet the operating needs of its banking offices is maintained at its lowest practical levels. At times, the Banks are a participant in the federal funds market, either as a borrower or seller. Federal funds are generally borrowed or sold for one-day periods. The Banks also have the ability to utilize short term advances from the Federal Home Loan Bank ("FHLB") and borrowings at the discount window of the Federal Reserve Bank as additional short-term funding sources. Federal funds were used during 2001and 2000, and short term advances were used during 2000. No discount window borrowings were utilized during either year.

The Company periodically finds it advantageous to utilize longer term borrowings from the Federal Home Loan Bank of Indianapolis. These long-term borrowings, as detailed in Note 11 of the Notes to Consolidated Financial Statements, served to provide a balance to some of the interest rate risk inherent in the Company's balance sheet. Additional information regarding borrowed funds is found immediately below.

LIQUIDITY, FUNDS MANAGEMENT AND MARKET RISK

Liquidity
Throughout 2001, the Company participated in the federal funds market; at times as a provider of funds and at other times as a purchaser. Funding needs varied throughout the year, and overall, the Company's liquidity position during 2001 was considerably different than in 2000. The Company averaged net federal funds sold of $17.6 million during 2001, compared to fed funds borrowed of $7.7 million during 2000. These changes were primarily a result of timing differences between loan and deposit growth.

The Banks monitor their liquidity position regularly, and are in compliance with regulatory guidelines for liquidity. The Company has a number of liquidity sources other than deposits, including federal funds and other lines of credit with correspondent banks, securities available for sale, and a line of credit with the FHLB. Information concerning available lines is contained in Note 10 of the Notes to Consolidated Financial Statements.

Funds Management and Market Risk

The composition of the Company's balance sheet consists of investments in interest earning assets (loans and investment securities) that are funded by interest bearing liabilities (deposits and borrowings). These financial instruments have varying levels of sensitivity to changes in market interest rates resulting in market risk.

Policies place strong emphasis on stabilizing net interest margin, with the goal of providing a sustained level of satisfactory earnings. The Funds Management, Investment and Loan policies provide direction for the flow of funds necessary to supply the needs of depositors and borrowers. Management of interest sensitive assets and liabilities is also necessary to reduce interest rate risk during times of fluctuating interest rates.

Interest rate risk is the exposure of the Company's financial condition to adverse movements in interest rates. It results from differences in the maturities or timing of interest adjustments of the Company's assets, liabilities and off-balance-sheet instruments; from changes in the slope of the yield curve; from imperfect correlations in the adjustment of interest rates earned and paid on different financial instruments with otherwise similar repricing characteristics; and from interest rate related options embedded in the Company's products such as prepayment and early withdrawal options.



                                   Page A-11

A number of measures are used to monitor and manage interest rate risk, including interest sensitivity and income simulation analyses. An interest sensitivity model is the primary tool used to assess this risk, with supplemental information supplied by an income simulation model. The simulation model is used to estimate the effect that specific interest rate changes would have on 12 months of pretax net interest income assuming an immediate and sustained up or down parallel change in interest rates of 200 basis points. Key assumptions in the models include prepayment speeds on mortgage related assets; cash flows and maturities of financial instruments; changes in market conditions, loan volumes and pricing; and management's determination of core deposit sensitivity. These assumptions are inherently uncertain and, as a result, the models cannot precisely estimate net interest income or precisely predict the impact of higher or lower interest rates on net interest income. Actual results will differ from simulated results due to timing, magnitude, and frequency of interest rate changes and changes in market conditions. Based on the results of the simulation model as of December 31, 2001, the Company would expect a maximum potential reduction in net interest margin of less than 5% if market rates increased or decreased under an immediate and sustained parallel shift of 200 basis points.

The following table provides information about the Company's financial instruments used for purposes other than trading that are sensitive to changes in interest rates. For loans, securities, and liabilities with contractual maturities, the table presents principal cash flows and related weighted average interest rates by the earlier of the contractual maturity or call dates as well as market and historical experience of the impact of interest rate fluctuations on the prepayment of mortgage-backed securities. Weighted average variable rates are based on current rates and indexes. The Company currently has no market sensitive instruments entered into for trading purposes and no off-balance-sheet interest rate swaps or caps. The information is in thousands of dollars as of December 31, 2001 and 2000.

------------------------------------------------------------------------------------------------------------------------------
FINANCIAL INSTRUMENTS AT DECEMBER 31, 2001
------------------------------------------------------------------------------------------------------------------------------

 In thousands of dollars                               Principal Amount Maturing In:
                                      -----------------------------------------------------------------             Fair Value
 RATE-SENSITIVE ASSETS:                    2002      2003        2004       2005       2006  Thereafter   Total       12/31/01
------------------------------------------------------------------------------------------------------------------------------
 Fixed rate loans                      $ 36,068  $ 22,881    $ 26,591   $ 26,681    $30,310    $85,922   $228,453    $233,795
 Average interest rate                     8.2%      8.6%        8.4%       8.1%       8.1%       8.0%       8.2%
 Variable rate loans                   $ 53,840  $ 17,260    $ 15,303    $ 9,116    $ 8,270    $46,482   $150,271    $150,934
 Average interest rate                     6.5%      6.4%        6.2%       6.1%       6.2%       6.3%       6.4%
 Fixed rate investments                $ 34,209  $ 23,012    $ 10,917    $ 2,971    $ 2,267    $ 5,251    $78,627     $79,627
 Average interest rate                     4.6%      4.7%        4.9%       5.4%       4.9%       5.8%       4.8%
 Variable rate investments              $ 4,639   $ 2,815       $ 457      $ 100       $ 26      $ 672    $ 8,709     $ 8,801
 Average interest rate                     5.7%      5.7%        5.7%       5.7%       5.7%       5.7%       5.7%
 Other interest earning assets         $ 12,563                                                           $12,563     $12,615
 Average interest rate                     2.3%                                                              2.3%

 RATE-SENSITIVE LIABILITIES:
 Noninterest bearing demand                                                                    $61,845    $61,845     $61,845
 Savings & interest bearing
   demand                             $ 264,922                                                          $264,922    $264,922
 Average interest rate                     1.3%                                                              1.3%
 Time deposits                         $ 78,342  $ 24,950    $ 11,465    $ 5,556    $ 4,208       $ 10   $124,531    $128,655
 Average interest rate                     5.0%      5.6%        5.8%       6.2%       4.8%       2.9%       5.2%
 Fixed rate borrowings                  $ 2,342   $ 7,368       $ 396      $ 425      $ 457    $ 1,021    $12,009     $12,528
 Average interest rate                     6.9%      7.0%        6.2%       6.2%       6.2%       6.2%       6.8%
 Other interest bearing liabilities     $ 1,019                                                           $ 1,019     $ 1,019
 Average interest rate                     1.6%                                                              1.6%
------------------------------------------------------------------------------------------------------------------------------



                                   Page A-12

------------------------------------------------------------------------------------------------------------------------------
FINANCIAL INSTRUMENTS AT DECEMBER 31, 2000
------------------------------------------------------------------------------------------------------------------------------
 In thousands of dollars                               Principal Amount Maturing In:
                                      -----------------------------------------------------------------             Fair Value
 RATE-SENSITIVE ASSETS:                    2001      2002        2003       2004       2005  Thereafter   Total      12/31/00
------------------------------------------------------------------------------------------------------------------------------
 Fixed rate loans                      $ 35,888  $ 22,685    $ 21,013   $ 24,829    $28,328    $82,218   $214,961    $216,148
 Average interest rate                     8.5%      8.6%        8.5%       8.1%       7.9%       8.0%       8.2%
 Variable rate loans                   $ 38,942  $ 13,061    $ 10,731    $ 8,504    $ 7,258    $45,050   $123,546    $123,515
 Average interest rate                    10.0%      9.6%        9.1%       8.6%       8.1%       9.5%       9.5%
 Fixed rate investments                $ 26,016  $ 17,102     $ 7,144    $ 3,680    $ 2,876    $ 9,285    $66,103     $66,511
 Average interest rate                     5.7%      5.8%        5.5%       5.6%       5.5%       5.8%       5.7%
 Variable rate investments                $ 423     $ 419       $ 419      $ 419      $ 344    $ 2,506    $ 4,530     $ 4,549
 Average interest rate                     7.6%      7.6%        7.6%       7.6%       7.6%       7.6%       7.6%
 Other interest earning assets         $ 22,919                                                           $22,919     $22,919
 Average interest rate                     6.3%                                                              6.3%

 RATE-SENSITIVE LIABILITIES:
 Noninterest bearing demand                                                                    $52,555    $52,555     $52,555
 Savings & interest bearing
   demand                             $ 171,193                                                          $171,193    $171,193
 Average interest rate                     3.3%                                                              3.3%
 Time deposits                        $ 118,861  $ 38,888    $ 14,978    $ 7,248    $ 4,228        $ 6   $184,209    $185,022
 Average interest rate                     5.8%      6.4%        6.4%       6.4%       6.8%       5.8%       6.0%
 Fixed rate borrowings                    $ 319   $ 2,342     $ 7,368      $ 396      $ 425    $ 1,478    $12,328     $12,545
 Average interest rate                     6.2%      6.9%        7.0%       6.2%       6.2%       6.2%       6.8%
------------------------------------------------------------------------------------------------------------------------------

 The Company's primary market risk exposure decreased somewhat from 2000 to 2001, based on data supplied by its measurement systems. The Company's exposure to market risk is reviewed on a regular basis by the Funds Management Committee. The policy objective is to manage the Company's assets and liabilities to provide an optimum and consistent level of earnings within the framework of acceptable risk standards.

 The Funds Management Committee is also responsible for evaluating and anticipating various risks other than interest rate risk. Those risks include prepayment risk, credit risk and liquidity risk. The Committee is made up of senior members of management, and continually monitors the makeup of interest sensitive assets and liabilities to assure appropriate liquidity, maintain interest margins and to protect earnings in the face of changing interest rates and other economic factors.

 The Funds Management policy provides for a level of interest sensitivity which, Management believes, allows the Company to take advantage of opportunities within the market relating to liquidity and interest rate risk, allowing flexibility without subjecting the Company to undue exposure to risk. In addition, other measures are used to evaluate and project the anticipated results of Management's decisions.

 The following table shows the rate sensitivity of earning assets and interest bearing liabilities as of December 31, 2001. Loans and investments are categorized using the earlier of their scheduled payment, call, or repricing dates, where applicable. Savings, NOW and money market deposit accounts are considered to be immediately repriceable. All other liabilities are reported by their scheduled maturities, and no adjustments for possible prepayments are included in the table.

                                   Page A-13

---------------------------------------------------------------------------------------------------------------------------
                                                          INTEREST SENSITIVITY SUMMARY
---------------------------------------------------------------------------------------------------------------------------
                                                                                                  Over 10
 In thousands of dollars                                   0-3 Mo.   4-12 Mo.    1-5 Yrs   5-10 Yrs  Years      Total
---------------------------------------------------------------------------------------------------------------------------
 Securities                                               $ 15,868   $ 29,958    $39,166    $ 4,556    $   695     $90,243
 Loans                                                     109,181     39,063    151,555     66,294     12,631     378,724
---------------------------------------------------------------------------------------------------------------------------
   Total earning assets                                  $ 125,049   $ 69,021   $190,721    $70,850    $13,326    $468,967

 Negotiated rate time deposits of $100,000 or more         $ 7,317    $ 9,919    $12,226                           $29,462
 Other interest bearing deposits                           290,546     35,482     33,953       $ 10                359,991
 Other borrowings                                            3,019        342      8,646      1,021                 13,028
---------------------------------------------------------------------------------------------------------------------------
   Total interest bearing liabilities                    $ 300,882   $ 45,743    $54,825    $ 1,031               $402,481
---------------------------------------------------------------------------------------------------------------------------
 Net asset (liability) interest sensitivity exposure     $(175,833)  $ 23,278   $135,896    $69,819    $13,326     $66,486

 Cumulative net asset (liability) exposure               $(175,833) $(152,555)  $(16,659)   $53,160    $66,486
 Cumulative ratio of asset to liability exposure              0.42       0.56       0.96       1.13       1.17  to one
 Cumulative exposure as a percent of total assets           -33.9%     -29.4%      -3.2%      10.2%      12.8%
---------------------------------------------------------------------------------------------------------------------------

 CAPITAL RESOURCES

 It is the policy of the Company to pay 30% to 45% of net earnings as cash dividends to shareholders. However, the payout ratio was above these levels for 2001, as the Company experienced a temporary drop in earnings resulting from the formation of UBTW. Dividends have resulted in a dividend yield of approximately 2.65% and 2.90% in 2001 and 2000, respectively. Five percent stock dividends were paid to shareholders in 2001, 2000 and 1999. The stock of the Company is traded locally over the counter, and demand consistently exceeds supply.

 The ratios of average equity to average assets of the Bank and the Company declined slightly during 2001, as average capital grew at a slower pace than did average assets. The Company's capital ratios exceed the levels required by its regulators, and Management continues to evaluate methods to optimize the high levels of equity of the Company. Improved earnings resulting from future growth will help to better utilize existing capital. The table in Note 18 of the Notes to Consolidated Financial Statements details the capital ratios of the Company, and the Company and the Banks are considered to be well-capitalized by their regulators.

 The Company maintains a five year plan, and utilizes a formal strategic planning process. Management and the Board continue to monitor long term goals, which include maintaining capital growth in relation to asset growth, and the retention of a portion of earnings to fund growth while providing a reasonable return to shareholders.

 PROSPECTIVE ACCOUNTING AND REGULATORY CHANGES

 The Financial Accounting Standards Board ("FASB") has released SFAS 142, which allows discontinuation of amortization of intangible assets held by companies. The Company has a small amount of goodwill subject to SFAS 142, and will discontinue amortization of those intangible assets carried on its balance sheet subject to this pronouncement effective in 2002. The Company will then evaluate these intangibles on a regular basis for impairment, and reduce the carrying value accordingly, if required. Currently, discontinuation of amortization of qualified intangible assets by the Company results in an estimated pre-tax charge benefit to earnings of approximately $65,000 for 2002.

 In addition, the Company has unidentified intangibles on its books resulting from branch purchases. However, it is not currently clear that any of the premium in a branch purchase will be considered non-amortizable goodwill. FASB has agreed to revisit the issue of amortization of goodwill relating to branch purchases, and the Company will continue to amortize the remaining goodwill using current guidelines until this issue is resolved by FASB.


                                   Page A-14

 Management is not aware of any other trends, events or uncertainties that are likely to have a material effect on the Company's liquidity, capital resources, or operations. In addition, Management is not aware of any current recommendations by regulatory authorities, other than those previously discussed, which would have such an effect.

 FORWARD-LOOKING STATEMENTS

 Statements contained in Management's Discussion and Analysis of Financial Condition and Results of Operations include forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about the Company itself. Words such as "anticipate," "believe," "determine," "estimate," "expect," forecast, "intend," "is likely," "plan," "project," "opinion," variations of such terms, and similar expressions are intended to identify such forward-looking statements. The presentations and discussions of the provision and allowance for loan losses, and determinations as to the need for other allowances presented in this report are inherently forward-looking statements in that they involve judgments and statements of belief as to the outcome of future events. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Internal and external factors that may cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of pending and future litigation and contingencies; trends in customer behavior and customer ability to repay loans; software failure, errors or miscalculations; and the vicissitudes of the national economy. The Company undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.




                                   Page A-15

STATEMENT OF MANAGEMENT'S RESPONSIBILITY


                          [UNITED BANCORP, INC. LOGO]




Financial Statements
The Management of United Bancorp, Inc. is responsible for the preparation, integrity and fair presentation of its published financial statements. The financial statements contained herein have been prepared in accordance with accounting principles generally accepted in the United States of America and, as such, include amounts based on judgments and estimates made by Management. The Company also prepared the other information included in the annual report and is responsible for its accuracy and consistency with the financial statements.

The financial statements have been audited by the independent accounting firm of Crowe, Chizek and Company LLP, ("Crowe Chizek") which was given unrestricted access to all financial records and related data, including minutes of all meetings of shareholders, the board of directors and committees of the board. The Company believes that all representations made to the independent auditors during their audit were valid and appropriate. Crowe Chizek's audit report is presented on the following page.

Internal Control
The Company maintains internal controls over financial reporting which is designed to provide reasonable assurance to the Company's management and Board of Directors regarding the preparation of reliable published financial statements. The internal controls contain self-monitoring mechanisms, and actions are taken to correct deficiencies as they are identified. The Board, operating through its audit committee, which is composed entirely of Directors who are not officers or employees of the Company, provides oversight to the financial reporting process. Even effective internal controls, no matter how well designed, have inherent limitations, including the possibility of circumvention or overriding of controls. Accordingly, even effective internal controls can provide only reasonable assurance with respect to financial statement preparation. Furthermore, the effectiveness of internal controls may vary over time.

The Company has assessed its internal controls as of December 31, 2001. Based on its assessment, the Company believes that, as of December 31, 2001, the internal controls over financial reporting are adequate and appropriate.

UNITED BANCORP, INC.



David S. Hickman                          Robert K. Chapman
Chairman and Chief Executive Officer      Vice Chairman




John J. Wanke                             Dale L. Chadderdon
President and Chief Operating             Senior Vice President, Secretary and
Officer                                   Treasurer

  Post Office Box 248 - 205 East Chicago Boulevard - Tecumseh, Michigan 49286 -
              Phone 517.423.8373 - Fax 517.423.4176 - www.ubat.com


                                   Page A-16

REPORT OF INDEPENDENT AUDITORS
United Bancorp, Inc. and Subsidiaries


                              [CROWE CHIZEK LOGO]


         Shareholders and Board of Directors
         United Bancorp, Inc.
         Tecumseh, Michigan


         We have audited the accompanying consolidated balance sheets of United Bancorp, Inc. and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of United Bancorp, Inc. and Subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.




                                          /s/ Crowe, Chizek and Company LLP
                                             Crowe, Chizek and Company LLP


         Grand Rapids, Michigan
         January 16, 2002



                                   Page A-17

CONSOLIDATED BALANCE SHEETS
United Bancorp, Inc. and Subsidiaries

--------------------------------------------------------------------------------------------------------
                                                                                      December 31,
In thousands of dollars                                                            2001           2000
--------------------------------------------------------------------------------------------------------
ASSETS
Cash and demand balances in other banks                                          $ 15,980      $ 16,822
Federal funds sold                                                                 10,800        21,300
--------------------------------------------------------------------------------------------------------
Total cash and cash equivalents                                                    26,780        38,122

Securities available for sale                                                      90,243        72,679

Loans held for sale                                                                 6,686         1,156
Portfolio loans                                                                   372,038       337,351
--------------------------------------------------------------------------------------------------------
Total loans                                                                       378,724       338,507
Less allowance for loan losses                                                      4,571         4,032
--------------------------------------------------------------------------------------------------------
Net loans                                                                         374,153       334,475

Premises and equipment, net                                                        15,311        13,431
Accrued interest receivable and other assets                                       12,215        10,154
--------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                     $518,702      $468,861
========================================================================================================

LIABILITIES
Deposits
     Noninterest bearing deposits                                                $ 61,845      $ 52,555
     Interest bearing certificates of deposit of $100,000 or more                  29,462        46,445
     Other interest bearing deposits                                              359,991       308,957
    ----------------------------------------------------------------------------------------------------
Total deposits                                                                    451,298       407,957

Short term borrowings                                                               1,019            --
Other borrowings                                                                   12,009        12,328
Accrued interest payable and other liabilities                                      6,199         3,522
--------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                                 470,525       423,807
--------------------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY
Common stock and paid in capital, no par value; 5,000,000 shares authorized,
     2,009,242 shares issued and outstanding in 2001 and 1,911,603 in 2000         33,579        28,399
Retained earnings                                                                  13,843        16,374
Accumulated other comprehensive income, net of tax                                    755           281
--------------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                                                         48,177        45,054
--------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                       $518,702      $468,861
========================================================================================================

The accompanying notes are an integral part of these consolidated financial statements.


                                   Page A-18

CONSOLIDATED STATEMENTS OF INCOME
United Bancorp, Inc. and Subsidiaries

-------------------------------------------------------------------------------------------------
                                                          For the years ended December 31,
                                                        -----------------------------------------
In thousands of dollars, except per share data             2001           2000           1999
-------------------------------------------------------------------------------------------------
INTEREST INCOME
Loans
     Taxable                                             $ 29,337       $ 28,835        $ 24,304
     Tax exempt                                                98            113              91
Securities
     Taxable                                                2,570          2,824           3,171
     Tax exempt                                             1,641          1,607           1,757
Federal funds sold                                            754            170              85
-------------------------------------------------------------------------------------------------
Total interest income                                      34,400         33,549          29,408
-------------------------------------------------------------------------------------------------

INTEREST EXPENSE
Certificates of deposit of $100,000 or more                 1,936          2,302           1,595
Other deposits                                             12,123         12,159           9,876
Short term borrowings                                          19            723             178
Other borrowings                                              841            716             605
-------------------------------------------------------------------------------------------------
Total interest expense                                     14,919         15,900          12,254
-------------------------------------------------------------------------------------------------
NET INTEREST INCOME                                        19,481         17,649          17,154
Provision for loan losses                                     722          1,129           1,260
-------------------------------------------------------------------------------------------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES        18,759         16,520          15,894
-------------------------------------------------------------------------------------------------

NONINTEREST INCOME
Service charges on deposit accounts                         2,383          2,303           2,054
Trust & Investment fee income                               2,695          2,797           2,152
Gains on securities transactions                                2              4              28
Loan sales and servicing                                    1,268            444             547
Sales of nondeposit investment products                       816            648             649
Other income                                                1,477          1,200             712
-------------------------------------------------------------------------------------------------
Total noninterest income                                    8,641          7,396           6,142
-------------------------------------------------------------------------------------------------

NONINTEREST EXPENSE
Salaries and employee benefits                             11,676          8,811           8,389
Occupancy and equipment expense, net                        3,528          2,842           2,460
Other expense                                               5,333          4,443           4,253
-------------------------------------------------------------------------------------------------
Total noninterest expense                                  20,537         16,096          15,102
-------------------------------------------------------------------------------------------------
INCOME BEFORE FEDERAL INCOME TAX                            6,863          7,820           6,934
Federal income tax                                          1,857          2,194           1,819
-------------------------------------------------------------------------------------------------
NET INCOME                                                $ 5,006        $ 5,626         $ 5,115
=================================================================================================

Basic and diluted earnings per share                       $ 2.48         $ 2.79          $ 2.55
=================================================================================================

The accompanying notes are an integral part of these consolidated financial statements.



                                   Page A-19

CONSOLIDATED STATEMENTS OF CASH FLOWS
United Bancorp, Inc. and Subsidiaries

---------------------------------------------------------------------------------------------------------------------------
                                                                                    For the years ended December 31,
                                                                              ---------------------------------------------
In thousands of dollars                                                           2001           2000           1999
---------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                          $ 5,006        $ 5,626         $ 5,115

ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH FROM OPERATING ACTIVITIES
Depreciation and amortization                                                         2,551          2,067           1,877
Provision for loan losses                                                               722          1,129           1,260
Change in loans held for sale                                                        (5,530)        (1,002)            381
Gain on securities transactions                                                          (2)            (4)            (28)
Change in accrued interest receivable and other assets                                 (248)          (375)           (468)
Change in accrued interest payable and other liabilities                                531            657              30
---------------------------------------------------------------------------------------------------------------------------
Total adjustments                                                                    (1,976)         2,472           3,052
---------------------------------------------------------------------------------------------------------------------------
Net cash from operating activities                                                    3,030          8,098           8,167
---------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
Securities available for sale
     Purchases                                                                      (53,493)        (5,353)        (16,556)
     Sales                                                                              342              -               -
     Maturities and calls                                                            29,171         11,981          18,697
     Principal payments                                                               6,845          3,637           7,149
Securities held to maturity
     Purchases                                                                            -              -          (2,298)
     Maturities and calls                                                                 -              -           5,021
Net increase in portfolio loans                                                     (34,925)       (30,179)        (39,264)
Net premises and equipment expenditures                                              (3,736)        (1,808)         (3,028)
Investment in limited partnership                                                      (300)             -               -
Cash received for net liabilities assumed in acquisition of branch                        -              -          17,590
---------------------------------------------------------------------------------------------------------------------------
Net cash from investing activities                                                  (56,096)       (21,722)        (12,689)
---------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Net change in deposits                                                               43,341         47,114           3,553
Net change in short term borrowings                                                   1,019        (19,300)         15,426
Principal payments on other borrowings                                                 (319)        (5,296)         (7,276)
Proceeds from other borrowings                                                            -         14,000               -
Proceeds from common stock transactions                                                 263            178             171
Dividends paid                                                                       (2,580)        (2,419)         (2,231)
---------------------------------------------------------------------------------------------------------------------------
Net cash from financing activities                                                   41,724         34,277           9,643
---------------------------------------------------------------------------------------------------------------------------
NET CHANGE IN CASH AND CASH EQUIVALENTS                                             (11,342)        20,653           5,121
Cash and cash equivalents at beginning of year                                       38,122         17,469          12,348
---------------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                           $ 26,780       $ 38,122        $ 17,469
---------------------------------------------------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURES:
Interest paid                                                                      $ 15,547       $ 15,322        $ 12,333
Income tax paid                                                                       2,210          2,575           1,900
Securities transferred from held to maturity to available for sale                        -              -          34,176
Loans transferred to other real estate                                                   55            544             106
Increase in deposits from branch acquisitions                                             -              -          20,023
Intangible assets resulting from branch acquisitions                                      -              -           2,433

The accompanying notes are an integral part of these consolidated financial statements.


                                   Page A-20

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
United Bancorp, Inc. and Subsidiaries

---------------------------------------------------------------------------------------------------------------------------
For the years ended December 31, 2001, 2000, 1999                   Common       Retained
IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA         Shares      Stock (1)     Earnings         AOCI (2)         Total
---------------------------------------------------------------------------------------------------------------------------
Balance, January 1, 1999                               1,730,480     $ 19,837      $ 18,607          $ 320        $ 38,764

Net income, 1999                                                                      5,115                          5,115
Other comprehensive income (loss):
     Net change in unrealized gains (losses) on
        securities available for sale, net                                                            (976)
     Net cumulative effect of adopting SFAS No. 133                                                    157
                                                                                                     -----
Total other comprehensive income (loss)                                                                               (819)
                                                                                                                  --------
Total comprehensive income                                                                                           4,296

Cash dividends declared, $1.131 per share                                            (2,267)                        (2,267)
Five percent stock dividend declared                      86,512        3,893        (3,893)                             -
Common stock transactions                                  2,201          100                                          100
Director and management deferred stock plans                               89           (18)                            71
---------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1999                             1,819,193     $ 23,919      $ 17,544         $ (499)       $ 40,964

Net income, 2000                                                                      5,626                          5,626
Other comprehensive income:
     Net change in unrealized gains (losses) on
        securities available for sale, net                                                             780             780
                                                                                                                  --------
Total comprehensive income                                                                                           6,406

Cash dividends declared, $1.244 per share                                            (2,494)                        (2,494)
Five percent stock dividend declared                      90,892        4,272        (4,272)                             -
Common stock transactions                                  1,518           78                                           78
Director and management deferred stock plans                              130           (30)                           100
---------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2000                             1,911,603     $ 28,399      $ 16,374          $ 281        $ 45,054

Net income, 2001                                                                      5,006                          5,006
Other comprehensive income:
     Net change in unrealized gains (losses) on
        securities available for sale, net                                                             474             474
                                                                                                                  --------
Total comprehensive income                                                                                           5,480

Cash dividends declared, $1.306 per share                                            (2,620)                        (2,620)
Five percent stock dividend declared                      95,572        4,874        (4,874)                             -
Common stock transactions                                  2,067          115                                          115
Director and management deferred stock plans                              191           (43)                           148
---------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2001                             2,009,242     $ 33,579      $ 13,843          $ 755        $ 48,177
---------------------------------------------------------------------------------------------------------------------------

(1)     Includes Paid In Capital
(2)     Accumulated Other Comprehensive Income (Loss), Net of Tax

The accompanying notes are an integral part of these consolidated financial statements.





                                   Page A-21

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
United Bancorp, Inc. and Subsidiaries

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS AND BASIS OF PRESENTATION
The consolidated financial statements include the accounts of United Bancorp, Inc. ("Company") and its wholly owned Subsidiaries, United Bank & Trust and United Bank & Trust - Washtenaw ("Banks"), after elimination of significant intercompany transactions and accounts. The Company is engaged 100% in the business of commercial and retail banking, insurance, and trust and investment services, with operations conducted through its offices located in Lenawee, Washtenaw and Monroe Counties in southeastern Michigan. These counties are the source of substantially all of the Company's deposit, loan, insurance and trust activities.

USE OF ESTIMATES
The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period as well as affecting the disclosures provided. Actual results could differ from those estimates. The allowance for loan losses and the fair values of financial instruments are particularly subject to change.

SECURITIES
Securities available for sale consist of bonds and notes which might be sold prior to maturity. Securities classified as available for sale are reported at their fair values and the related net unrealized holding gain or loss is reported in other comprehensive income (loss). Other securities such as Federal Home Loan Bank stock are carried at cost.

As of October 1, 1999, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." Under SFAS No. 133, all derivative instruments are recorded at their fair values. If derivative instruments are designated as hedges of fair values, both the change in the fair value of the hedge and the hedged item are included in current earnings. Fair value adjustments related to cash flow hedges are recorded in other comprehensive income (loss) and reclassified to earnings when the hedged transactions are reflected in earnings. Ineffective portions of hedges are reflected in income currently. The Company does not have any derivative instruments nor does the Company have any hedging activities. As permitted in SFAS No. 133, the Company transferred securities with a carrying value of $34,176,000 and a fair value of $34,413,000 from the held to maturity portfolio to the available for sale portfolio in 1999. None of these securities were sold during the fourth quarter of 1999.

Premiums and discounts on securities are recognized in interest income using the interest method over the period to maturity. Realized gains or losses are based upon the amortized cost of the specific securities sold.

LOANS HELD FOR SALE
Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or market value in the aggregate. Net unrealized losses, if any, are recognized in a valuation allowance by charges to income.


                                   Page A-22

LOANS
Loans are reported at the principal balance outstanding, net of deferred loan fees and costs and the allowance for loan losses. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term. Loans are placed on non-accrual status at ninety days or more past due and interest is considered a loss, unless the loan is well-secured and in the process of collection.

ALLOWANCE FOR LOAN LOSSES
The allowance for loan losses is maintained at a level believed adequate by Management to absorb probable incurred credit losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current economic conditions, volume, amount and composition of the loan portfolio, and other factors. The allowance is increased by provisions for loan losses charged to income and reduced by net charge-offs.

Loan impairment is reported when full payment under the loan terms is not expected. Impaired loans are carried at the present value of estimated future cash flows using the loan's existing rate, or the fair value of collateral if the loan is collateral dependent. A portion of the allowance for loan losses is allocated to impaired loans if the value of such loans is deemed to be less than the unpaid balance. If these allocations cause the allowance for loan losses to require increase, such increase is reported as a component of the provision for loan losses. Loans are evaluated for impairment when payments are delayed or when the internal grading system indicates a substandard or doubtful classification.

Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage, consumer, home equity and second mortgage loans. Commercial loans and mortgage loans secured by other properties are evaluated individually for impairment. When credit analysis of borrower operating results and financial condition indicates that underlying cash flows of the borrower's business are not adequate to meet its debt service requirements, including the Bank's loans to the borrower, the loan is evaluated for impairment. Often this is associated with a delay or shortfall of payments of thirty days or more. Loans are generally moved to nonaccrual status when ninety days or more past due or in bankruptcy. These loans are often also considered impaired. Impaired loans, or portions thereof, are charged off when deemed uncollectible. This typically occurs when the loan is 120 or more days past due unless the loan is both well-secured and in the process of collection.

PREMISES AND EQUIPMENT
Premises and equipment are stated at cost, less accumulated depreciation. The provisions for depreciation are computed principally by the straight line method, based on useful lives of ten to forty years for premises and three to eight years for equipment.

OTHER REAL ESTATE OWNED
Other real estate consists of properties acquired through foreclosure or acceptance of a deed in lieu of foreclosure and property acquired for possible future expansion. Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed and the real estate is carried at the lower of cost basis or fair value. The historical average holding period for such properties is less than eighteen months. As of December 31, 2001 and 2000, other real estate owned totaled $179,000 and $544,000 and is included in other assets on the consolidated balance sheets.



                                   Page A-23

INTANGIBLE ASSETS AND GOODWILL
The value of core deposits acquired in bank and branch acquisitions is amortized on an accelerated method over the expected lives of the related accounts. The excess of purchase price over the fair value of assets and liabilities acquired (goodwill) and unidentified intangible assets in branch acquisitions is amortized on a straight-line basis over fifteen years. The unamortized value of core deposits and goodwill totaled $3,484,000 and $3,888,000 at December 31, 2001 and 2000 and amortization expense totaled $404,000, $409,000 and $367,000 for the years ended December 31, 2001, 2000 and 1999.

SERVICING RIGHTS
Servicing rights are recognized as assets for the allocated value of retained servicing on loans sold. Servicing rights are expensed in proportion to, and over the period of, estimated net servicing revenues. Impairment is evaluated based on the fair value of the rights, using groupings of the underlying loans as to interest rates, remaining loan terms and prepayment characteristics. Any impairment of a grouping is reported as a valuation allowance.

LONG-TERM ASSETS
These assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at discounted amounts.

INCOME TAX
The Company records income tax expense based on the amount of taxes due on its tax return plus deferred taxes computed based on the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, using enacted tax rates, adjusted for allowances made for uncertainty regarding the realization of deferred tax assets.

EARNINGS PER SHARE
Amounts reported as earnings per share are based upon the weighted average number of shares outstanding plus the weighted average number of contingently issuable shares associated with the Directors' and Senior Management Group's deferred stock plans. In 2001, 2000 and 1999, the Company paid five percent stock dividends. Earnings per share, dividends per share and weighted average shares have been restated to reflect the stock dividends.

STOCK BASED COMPENSATION
The method the Company uses to account for stock options requires that compensation expense be recognized to the extent the fair value of the stock exceeds the exercise price of the option at the grant date. Since stock options have exercise prices that are equal to the stock price at the grant date, the Company does not recognize compensation expense when options are granted.

STATEMENTS OF CASH FLOWS
For purposes of this Statement, cash and cash equivalents include cash on hand, demand balances with banks, and federal funds sold. Federal funds are generally sold for one day periods. The Company reports net cash flows for client loan and deposit transactions, deposits made with other financial institutions, and short term borrowings with an original maturity of ninety days or less.

COMPREHENSIVE INCOME
Comprehensive income consists of net income and other comprehensive income
(loss). Other comprehensive income (loss) includes net unrealized gains and losses on securities available for sale, net of tax, which are also recognized as separate components of shareholders' equity.


                                   Page A-24

INDUSTRY SEGMENT
The Company and its Subsidiaries are primarily organized to operate in the banking industry. Substantially all revenues and services are derived from banking products and services in southeastern Michigan. While the Company's chief decision makers monitor various products and services, operations are managed and financial performance is evaluated on a Company-wide basis. Accordingly, all of the Company's banking operations are considered by Management to be aggregated in one business segment.

PENDING ACCOUNTING CHANGES
In June 2001, the Financial Accounting Standards Board "FASB" issued Statement of Financial Accounting Standards "SFAS" No. 141, "Business Combinations." SFAS No. 141 requires all business combinations within its scope to be accounted for using the purchase method, rather than the pooling-of-interests method. The provisions of this Statement apply to all business combinations initiated after June 30, 2001. The adoption of this statement will only have an impact on the consolidated financial statements if the Company enters into a business combination.

Also in June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets," which addresses the accounting for assets arising from prior or future business combinations. Upon adoption of this statement, goodwill arising from business combinations will no longer be amortized, but rather will be assessed regularly for impairment, with any such impairment recognized as a reduction to earnings in the period identified. Other intangible assets, such as core deposit intangible assets and unidentified intangible assets associated with branch acquisitions, will continue to be amortized over their useful lives. The Company is required to adopt this statement on January 1, 2002, and early adoption is not permitted. Beginning January 1, 2002, amortization will be discontinued on the Company's goodwill with a carrying value of approximately $440,000. The effect on the consolidated financial statements will be minimal.

NOTE 2 - ACQUISITIONS
On April 17, 1999, United Bank & Trust acquired one office and related deposits from Great Lakes National Bank Michigan. Approximately $20.2 million of deposits were assumed. Core deposit premium associated with these deposits is not material. The excess of acquisition cost over fair value of the net assets and cash acquired was $2.4 million. The transaction was accounted for under the purchase method, and intangible assets acquired are being amortized over their estimated economic lives.

NOTE 3 - RESTRICTIONS ON CASH AND DEMAND BALANCES IN OTHER BANKS
The Banks are subject to average reserve and clearing balance requirements in the form of cash on hand or balances due from the Federal Reserve Bank. These reserve balances vary depending on the level of client deposits in the Banks. The amounts of reserve and clearing balances required at December 31, 2001 and 2000 totaled approximately $25,000.

NOTE 4 - SECURITIES
The fair value of securities as of December 31, 2001, 2000 and 1999 are as follows:

----------------------------------------------------------------------------------------------------------------------------
 SECURITIES AVAILABLE FOR SALE                                                      Fair
 In thousands of dollars                                                           Value          Gains          Losses
----------------------------------------------------------------------------------------------------------------------------
 2001
----------------------------------------------------------------------------------------------------------------------------
 U.S. Treasury and agency securities                                                $ 16,698          $ 194             $ -
 Mortgage backed agency securities                                                    17,085            252              (9)
 Obligations of states and political subdivisions                                     41,575            657            (131)
 Corporate, asset backed and other securities                                         14,885            181               -
----------------------------------------------------------------------------------------------------------------------------
 Total                                                                              $ 90,243        $ 1,284          $ (140)
----------------------------------------------------------------------------------------------------------------------------


                                   Page A-25

----------------------------------------------------------------------------------------------------------------------------
 SECURITIES AVAILABLE FOR SALE                                                      Fair
 In thousands of dollars                                                           Value          Gains          Losses
----------------------------------------------------------------------------------------------------------------------------
 2000
----------------------------------------------------------------------------------------------------------------------------
 U.S. Treasury and agency securities                                                $ 17,499           $ 27           $ (28)
 Mortgage backed agency securities                                                    12,266             48             (59)
 Obligations of states and political subdivisions                                     34,838            491             (36)
 Corporate, asset backed and other securities                                          8,076              -             (17)
----------------------------------------------------------------------------------------------------------------------------
 Total                                                                              $ 72,679          $ 566          $ (140)
----------------------------------------------------------------------------------------------------------------------------

 1999
----------------------------------------------------------------------------------------------------------------------------
 U.S. Treasury and agency securities                                                $ 20,236           $ 17          $ (318)
 Mortgage backed agency securities                                                    15,796             37            (281)
 Obligations of states and political subdivisions                                     37,869            257            (361)
 Corporate, asset backed and other securities                                          8,022              -            (107)
----------------------------------------------------------------------------------------------------------------------------
 Total                                                                              $ 81,923          $ 311        $ (1,067)
----------------------------------------------------------------------------------------------------------------------------


Sales activities for securities for the years indicated are shown in the following table. All sales were of securities identified as available for sale.

----------------------------------------------------------------------------------------------------------------------------
 In thousands of dollars                                                           2001           2000           1999
----------------------------------------------------------------------------------------------------------------------------
 Sales proceeds                                                                        $ 342            $ -             $ -
 Gross gains on sales                                                                      -              -               -
 Gross gains on calls                                                                      2              5              28
 Gross losses on calls                                                                     -             (1)              -

The fair value of securities available for sale by contractual maturity are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Asset-backed securities are included in periods based on their estimated lives.

---------------------------------------------------------------------------------------------------------------------------
SECURITIES                                                                                                          Fair
In thousands of dollars                                                                                             Value
---------------------------------------------------------------------------------------------------------------------------
As of December 31, 2001
---------------------------------------------------------------------------------------------------------------------------
Due in one year or less                                                                                           $ 15,262
Due after one year through five years                                                                               59,621
Due after five years through ten years                                                                               4,031
Due after ten years                                                                                                  9,514
Equity securities                                                                                                    1,815
---------------------------------------------------------------------------------------------------------------------------
Total securities                                                                                                  $ 90,243
---------------------------------------------------------------------------------------------------------------------------

Securities carried at $8,995,000 and $11,244,000 as of December 31, 2001 and 2000 were pledged to secure deposits of public funds, funds borrowed, repurchase agreements, and for other purposes as required by law.


                                   Page A-26

NOTE 5 - LOANS
The table below shows total loans outstanding, including loans held for sale, at December 31. All loans are domestic and contain no concentrations by industry or client.

-----------------------------------------------------------------------------------------------------------------
 In thousands of dollars                                                                     2001            2000
-----------------------------------------------------------------------------------------------------------------
 Personal                                                                               $  62,792        $ 59,172
 Business, including commercial mortgages                                                 163,329         115,155
 Tax exempt                                                                                 1,878           2,030
 Residential mortgage                                                                     110,867         126,612
 Residential mortgages held for sale                                                        6,686           1,156
 Construction                                                                              33,172          34,382
------------------------------------------------------------------------------------------------------------------
 Total loans                                                                            $ 378,724       $ 338,507
------------------------------------------------------------------------------------------------------------------

NOTE 6 - ALLOWANCE FOR LOAN LOSSES
An analysis of the allowance for loan losses for the years ended December 31 follows:

----------------------------------------------------------------------------------------------------------------------------
 In thousands of dollars                                                               2001          2000            1999
----------------------------------------------------------------------------------------------------------------------------
 Balance, January 1                                                                  $ 4,032        $ 3,300         $ 2,799
 Loans charged off                                                                      (361)          (485)           (968)
 Recoveries credited to allowance                                                        178            188             209
 Adjustment for credit cards sold                                                          -           (100)              -
 Provision charged to operations                                                         722          1,129           1,260
----------------------------------------------------------------------------------------------------------------------------
 Balance, December 31                                                                $ 4,571        $ 4,032         $ 3,300
----------------------------------------------------------------------------------------------------------------------------

Information regarding impaired loans for the years ended December 31 follows:

----------------------------------------------------------------------------------------------------------------------------
 In thousands of dollars                                                               2001          2000           1999
----------------------------------------------------------------------------------------------------------------------------
 Average investment in impaired loans                                                $ 1,230        $ 1,351         $ 1,574
 Interest income recognized on impaired loans                                             12             36              52
 Interest income recognized on a cash basis                                               12             36              52

 Balance of impaired loans at December 31                                            $ 1,228        $ 1,323
      Portion for which no allowance for loan losses is allocated                        991          1,191
      Portion for which an allowance for loan losses is allocated                        237            132
      Portion of allowance for loan losses allocated to impaired loans                    38              7
----------------------------------------------------------------------------------------------------------------------------

NOTE 7 - LOAN SERVICING
Mortgage loans serviced for others are not included in the accompanying consolidated financial statements. The unpaid principal balances of mortgage loans serviced for others was $167,348,000 and $128,269,000 at December 31, 2001 and 2000. The balance of loans serviced for others related to servicing rights that have been capitalized was $152,237,000 and $109,612,000 at December 31, 2001 and 2000.

No valuation allowance was considered necessary at December 31, 2001 and 2000. Unamortized cost of mortgage servicing rights for the years ended December 31 follows:

----------------------------------------------------------------------------------------------------------------------------
 In thousands of dollars                                                                2001           2000           1999
----------------------------------------------------------------------------------------------------------------------------
 Balance, January 1                                                                  $   780          $ 728           $ 646
 Amount capitalized                                                                      720            140             195
 Amount amortized                                                                       (400)           (88)           (113)
----------------------------------------------------------------------------------------------------------------------------
 Balance, December 31                                                                $ 1,100          $ 780           $ 728
----------------------------------------------------------------------------------------------------------------------------


                                   Page A-27

NOTE 8 - PREMISES AND EQUIPMENT
Depreciation expense was approximately $1,815,000 in 2001, $1,452,000 in 2000 and $1,232,000 in 1999. Premises and equipment as of December 31 consisted of the following:

--------------------------------------------------------------------------------
 In thousands of dollars                                      2001        2000
--------------------------------------------------------------------------------
 Land                                                     $  1,581     $  1,581
 Buildings and improvements                                 12,831       11,257
 Furniture and equipment                                     9,665        8,417
 Computer software                                           2,286        1,668
--------------------------------------------------------------------------------
 Total cost                                                 26,363       22,923
 Less accumulated depreciation                             (11,052)      (9,492)
--------------------------------------------------------------------------------
 Premises and equipment, net                              $ 15,311     $ 13,431
--------------------------------------------------------------------------------

On August 31, 2001, United Bank & Trust - Washtenaw entered into a ten-year lease agreement for its future main office premises. The lease begins in 2003 with average annual payments of approximately $566,000.

 NOTE 9 - DEPOSITS
 Information relating to maturities of time deposits as of December 31 is summarized below:

-------------------------------------------------------------------------------
 In thousands of dollars                                  2001           2000
-------------------------------------------------------------------------------
 Within one year                                      $  78,342       $ 118,861
 Between one and two years                               24,950          38,888
 Between two and three years                             11,465          14,978
 Between three and four years                             5,556           7,248
 Between four and five years                              4,208           4,228
 More than five years                                        10               6
-------------------------------------------------------------------------------
 Total time deposits                                  $ 124,531       $ 184,209
-------------------------------------------------------------------------------

NOTE 10 - SHORT TERM BORROWINGS
The Company has several credit facilities in place for short term borrowing which are used on occasion as a source of liquidity. These facilities consist of borrowing authority totaling $32.7 million from correspondent banks to purchase federal funds on a daily basis. There was no outstanding balance at December 31, 2001 and 2000.

The Banks may also enter into sales of securities under agreements to repurchase (repurchase agreements). These agreements generally mature within one to 120 days from the transaction date. U.S. Treasury and agency securities involved with the agreements are recorded as assets and are generally held in safekeeping by correspondent banks. Repurchase agreements are offered principally to certain clients as an investment alternative to deposit products. The balance at December 31, 2001 was $1,019,000. There was no outstanding balance at December 31, 2000.

NOTE 11 - OTHER BORROWINGS
The Banks carried fixed rate, noncallable advances from the Federal Home Loan Bank of Indianapolis totaling $12.0 million and $12.3 million at December 31, 2001 and 2000. As of December 31, 2001, the advances consist of $3.0 million at 6.18% due in scheduled payments from 2002 to 2008, $7.0 million at 7.05% due in 2003 and $2.0 million at 7.07% due in 2002. These advances are collateralized by residential mortgage loans and guaranteed portions of SBA loans under a blanket security agreement. The unpaid principal balance of the loans pledged as collateral must equal at least 145% of the funds advanced. Interest payments are made monthly, with principal due annually and at maturity.


                                    Page A-28

Maturities and scheduled principal payments over the next five years as of December 31 are shown below.

--------------------------------------------------------------------------------
 In thousands of dollars                                   2001            2000
--------------------------------------------------------------------------------
 Within one year                                        $ 2,342           $ 319
 Between one and two years                                7,368           2,342
 Between two and three years                                396           7,368
 Between three and four years                               425             396
 Between four and five years                                457             425
 More than five years                                     1,021           1,478
--------------------------------------------------------------------------------
      Total                                            $ 12,009        $ 12,328
--------------------------------------------------------------------------------

NOTE 12 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK
The Banks are party to financial instruments with off-balance-sheet risk in the normal course of business to meet financing needs of their clients. These financial instruments include commitments to make loans, unused lines of credit, and letters of credit. The Banks' exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Banks follow the same credit policy to make such commitments as is followed for loans and investments recorded in the consolidated financial statements. The Banks' commitments to extend credit are agreements at predetermined terms, as long as the client continues to meet specified criteria, with fixed expiration dates or termination clauses.

The following table shows the commitments to make loans and the unused lines of credit available to clients at December 31:

-------------------------------------------------------------------------------
                                              2001               2000
-------------------------------------------------------------------------------
                                       Variable   Fixed   Variable  Fixed
 In thousands of dollars                 Rate      Rate     Rate     Rate
-------------------------------------------------------------------------------
 Commitments to make loans             $ 3,734  $ 23,458   $ 1,898  $ 7,241
 Unused lines of credit                 50,428     4,110    46,386    1,651
 Standby letters of credit               1,122         -     2,245        -
-------------------------------------------------------------------------------

Commitments to make loans generally expire within thirty to ninety days, while unused lines of credit expire at the maturity date of the individual loans. At December 31, 2001, the rates for amounts in the fixed rate category ranged from 5.50% to 8.25%.

In December 2001, United Bank & Trust entered into a limited partnership agreement to purchase tax credits awarded from the construction, ownership and management of an affordable housing project and a residual interest in the real estate. As of December 31, 2001, the total recorded investment including the obligation to make additional future investments amounted to $2,406,000 and was included in other assets. As of December 31, 2001 United Bank & Trust's obligation to the limited partnership amounted to $2,106,000 which was reported in other liabilities. While United Bank & Trust is a 99% partner, the investment is accounted for on the equity method, as United Bank & Trust is a limited partner and has no control over the operation and management of the partnership or the affordable housing project.



                                    Page A-29

NOTE 13 - FEDERAL INCOME TAX
Income tax expense consists of the following for the years ended December 31:

-------------------------------------------------------------------------------
 In thousands of dollars                            2001       2000     1999
-------------------------------------------------------------------------------
 Current                                           $ 2,229   $ 2,500   $ 1,981
 Deferred                                             (372)     (306)     (162)
-------------------------------------------------------------------------------
 Total income tax expense                          $ 1,857   $ 2,194   $ 1,819
-------------------------------------------------------------------------------

 The components of deferred tax assets and liabilities at December 31, are as follows:

-------------------------------------------------------------------------------
 In thousands of dollars                                       2001     2000
-------------------------------------------------------------------------------
 Deferred tax assets:
 Allowance for loan losses                                   $ 1,300   $ 1,097
 Deferred compensation                                           311       226
 Other                                                           256       113
-------------------------------------------------------------------------------
 Total deferred tax assets                                     1,867     1,436

 Deferred tax liabilities:
 Property and equipment                                         (540)     (546)
 Mortgage servicing rights                                      (374)     (265)
 Unrealized appreciation on securities available for sale       (389)     (145)
 Other                                                          (204)     (248)
-------------------------------------------------------------------------------
 Total deferred tax liabilities                               (1,507)   (1,204)
-------------------------------------------------------------------------------
 Net deferred tax asset                                        $ 360     $ 232
-------------------------------------------------------------------------------

 No valuation allowance was considered necessary at December 31, 2001 and 2000.

 A reconciliation between total federal income tax and the amount computed through the use of the federal statutory tax rate for the years ended is as follows:

--------------------------------------------------------------------------------
 In thousands of dollars                       2001     2000        1999
--------------------------------------------------------------------------------
 Income taxes at statutory rate of 34%       $ 2,333   $ 2,659    $ 2,358
 Effect of non-taxable income,
   net of nondeductible interest expense        (514)     (497)      (551)
 Other                                            38        32         12
--------------------------------------------------------------------------------
 Total federal income tax                    $ 1,857   $ 2,194    $ 1,819
--------------------------------------------------------------------------------

NOTE 14- RELATED PARTY TRANSACTIONS
Certain directors and executive officers of the Company and the Banks, including their immediate families and companies in which they are principal owners, are clients of the Banks. Loans to these parties did not, in the opinion of Management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of these loans at December 31, 2000 was $18,413,000. During 2001, new and newly reportable loans to such related parties amounted to $24,603,000 and repayments amounted to $5,805,000, resulting in a balance at December 31, 2001 of $37,211,000. Related party deposits totaled $9,009,000 and $2,357,000 at December 31, 2001 and 2000.

                                    Page A-30

NOTE 15 - RESTRICTIONS ON SUBSIDIARY DIVIDENDS, LOANS OR ADVANCES
Banking laws and regulations restrict the amount the Banks can transfer to the Company in the form of cash dividends and loans. At December 31, 2001, $9.9 million of retained earnings of the Banks were available for distribution to the Company as dividends without prior regulatory approval. It is not the intent of Management to pay dividends in amounts which would reduce the capital of the Banks to a level below that which is considered prudent by Management and in accordance with the guidelines of regulatory authorities.

NOTE 16 - EMPLOYEE BENEFIT PLANS
EMPLOYEE SAVINGS PLAN
The Company maintains a 401(k) employee savings plan ("plan") which is available to substantially all employees. Individual employees may make contributions to the plan up to 15% of their compensation for 2001, 2000 and 1999. The Banks offers discretionary matching of funds for a percentage of the employee contribution, plus an amount based on Bank earnings. The expense for the plan for 2001, 2000 and 1999 was $626,000, $541,000 and $479,000.

The plan offers employees the option of purchasing Company stock with the match portion of their 401(k) contribution. On that basis 2,566 shares in 2001, 2,226 shares in 2000 and 2,282 shares in 1999 of United Bancorp, Inc. common stock were issued to the 401(k) plan for the benefit of plan participants who so elected Company stock for their match.

INCENTIVE COMPENSATION PLAN
Bonuses for officers and other personnel are administered under an incentive compensation plan that requires a minimum return on assets and equity before any performance incentive award can be made. All payments for participants are on a cash basis, except as indicated below. Incentive compensation expense is included in salaries and employee benefits.

DIRECTOR RETAINER STOCK PLAN
The Company maintains a deferred compensation plan designated as the Director Retainer Stock Plan. The plan provides eligible directors of the Company and the Banks with a means of deferring payment of retainers and certain fees payable to them for Board service. Under the Director Plan, any retainers or fees elected to be deferred under the plan by an eligible director ultimately will be payable in common stock or cash at the discretion of the participant, in an amount equivalent to the market value of common stock at the time of payment.

SENIOR MANAGEMENT BONUS DEFERRAL STOCK PLAN
The Company maintains a deferred compensation plan designated as the Senior Management Bonus Deferral Stock Plan. The Management Plan has essentially the same purposes as the Director Plan discussed above and permits eligible employees of the Company and its affiliates to elect cash bonus deferrals and, after employment termination, to receive payouts in whole or in part in the form of common stock on terms substantially similar to those of the Director Plan.

STOCK OPTIONS
In 2000, Shareholders approved the Company's 1999 Stock Option Plan as proposed. The plan is a non- qualified stock option plan as defined under Internal Revenue Service regulations. Under the plan, directors and management of the Company and subsidiaries are given the right to purchase stock of the Company at a stipulated price, adjusted for stock dividends, over a specific period of time. The Plan will continue in effect for five years, unless it is extended with the approval of the Shareholders.

                                    Page A-31

The stock subject to the options are shares of authorized and unissued common stock of the Company. As defined in the plan, options representing no more than 120,173 shares (adjusted for stock dividends declared) are to be made available to the plan. Options under this plan are granted to directors and certain key members of management at the then-current market price at the time the option is granted. The options have a three-year vesting period, and with certain exceptions, expire at the end of ten years, or three years after retirement. The following is summarized option activity for the plan, adjusted for stock dividends:

----------------------------------------------------------------------------------------------------------------------------
                                                                              2001                        2000
----------------------------------------------------------------------------------------------------------------------------
                                                                                  Weighted                      Weighted
                                                                                  Average                       Average
                                                                     Options    Exercise Price   Options     Exercise Price
----------------------------------------------------------------------------------------------------------------------------
 Balance, January 1                                                   35,256       $ 43.72              -  $            -
 Options granted                                                      27,040         48.04         35,256           43.72
 Options exercised                                                      (109)        43.54              -               -
 Options forfeited                                                      (641)        46.21              -               -
-------------------------------------------------------------------------------------------------------------------------
 Balance, December 31                                                 61,546       $ 45.60         35,256         $ 43.72
-------------------------------------------------------------------------------------------------------------------------
 Options exercisable at year-end                                      11,525       $ 43.72              -             $ -

 Weighted average fair value of options
      granted during the year                                        $ 4.92                       $ 6.34
-------------------------------------------------------------------------------------------------------------------------

 For stock options outstanding at December 31, 2001, the range of average exercise prices was $43.54 to $51.00 and the weighted average remaining contractual term was 8.7 years.

 The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

----------------------------------------------------------------------------------------------
                                                                            2001         2000
----------------------------------------------------------------------------------------------
 Dividend yield                                                            3.10%        3.20%
 Expected life                                                           5 years      5 years
 Expected volatility                                                       8.71%        7.92%
 Risk-free interest rate                                                   4.74%        6.65%
----------------------------------------------------------------------------------------------

 The following pro forma information presents net income and earnings per share had the fair value method been used to measure compensation cost for stock option grants. The exercise price of the option grants is equivalent to the market value of the underlying stock at the grant date. Accordingly, no compensation cost was recorded for 2001, 2000 and 1999.

---------------------------------------------------------------------------------------------
 In thousands of dollars, except per share data                    2001      2000     1999
---------------------------------------------------------------------------------------------
 Net income                                      As reported     $ 5,006    $ 5,626   $ 5,115
                                                 Pro forma         4,932      5,595     5,115

 Basic earnings per share                        As reported      $ 2.48     $ 2.79    $ 2.55
                                                 Pro forma          2.44       2.78      2.55

 Diluted earnings per share                      As reported      $ 2.48     $ 2.79    $ 2.55
                                                 Pro forma          2.44       2.78      2.55
----------------------------------------------------------------------------------------------


                                   Page A-32

For purposes of the pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Based on the use of estimates and the subjective nature of the assumptions used, the information presented above may not be representative of the pro forma impact in future years.

NOTE 17 - FAIR VALUE OF FINANCIAL INSTRUMENTS
The carrying amounts and estimated fair value of principal financial assets and liabilities were as follows:

As of December 31,                                              2001                                      2000
                                                       -----------------------                  ---------------------------
                                                       Carrying                                 Carrying
In thousands of dollars                                  Value     Fair Value                     Value        Fair Value
----------------------------------------------------------------------------------------------------------------------------
 Financial Assets
      Cash and cash equivalents                          $ 26,780     $ 26,780                     $ 38,122        $ 38,122
      Securities available for sale                        90,243       90,243                       72,679          72,679
      Net loans                                           374,153      380,158                      334,475         335,631
      Accrued interest receivable                           2,969        2,969                        3,065           3,065

 Financial Liabilities
      Total deposits                                    $(451,298)   $(455,422)                  $ (407,957)     $ (408,770)
      Short term borrowings                                (1,019)      (1,019)                           -               -
      Other borrowings                                    (12,009)     (12,528)                     (12,328)        (12,545)
      Accrued interest payable                               (909)        (909)                      (1,537)         (1,537)
----------------------------------------------------------------------------------------------------------------------------

Estimated fair values require subjective judgments and are approximate. The above estimates of fair value are not necessarily representative of amounts that could be realized in actual market transactions, nor of the underlying value of the Company. Changes in the following methodologies and assumptions could significantly affect the estimated fair value:

    Cash and cash equivalents, accrued interest receivable and accrued interest payable - Due to the short periods to maturity, the carrying amounts are reasonable estimates of the fair values of these instruments at the respective balance sheet dates.

    Securities available for sale - Fair values for securities available for sale are based on quoted market prices, if available. If quoted values are not available, the estimated fair value is determined by using quoted market prices for similar securities.

    Net loans - The carrying amount is a reasonable estimate of fair value for personal loans for which rates adjust quarterly or more frequently, and for business and tax exempt loans which are prime related and for which rates adjust immediately or quarterly. The fair value for residential mortgage loans which are held for sale on the secondary market is the price offered by the secondary market purchaser. The fair value of all other loans is estimated by discounting future cash flows using current rates for loans with similar characteristics and maturities. The allowance for loan losses is considered to be a reasonable estimate of discount for credit quality concerns.

    Total deposits - With the exception of certificates of deposit, the carrying value is deemed to be the fair value due to the demand nature of the deposits. The fair value of fixed maturity certificates of deposit is estimated by discounting future cash flows using the current rates paid on certificates of deposit with similar maturities.

    Short term borrowings - Carrying value is a reasonable approximation of fair value.

    Other borrowings - The fair value is estimated by discounting future cash flows using current rates on advances with similar maturities.


                                   Page A-33

    Off-balance-sheet financial instruments - Commitments to extend credit, standby letters of credit, and undisbursed loans are deemed to have no material fair value as such commitments are generally fulfilled at current market rates.

NOTE 18 - REGULATORY CAPITAL REQUIREMENTS
The Company and Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Banks must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Quantitative measures established by regulation to ensure capital adequacy require the Company and Banks to maintain minimum ratios of Total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets.

The Company and the Banks were categorized as well-capitalized at year end 2001 and 2000 by their regulators. The following table shows the Company's and the Banks' capital ratios and the Company's amounts compared to regulatory requirements at year end, and the amounts by which the Company's capital, on a consolidated basis, exceeds regulatory requirements. Dollars are shown in thousands of dollars where appropriate.

                                                                                       Tier I Capital to:
                                                                                  ----------------------------   Total Capital to
                                                                                     Average     Risk Weighted    Risk Weighted
                                                                                      Assets         Assets           Assets
                                                                                  ------------   -------------   ----------------
Regulatory Minimum for Capital Adequacy (1)                                             4.0%              4.0%            8.0%
Regulatory Minimum to be Well Capitalized (2)                                           5.0%              6.0%           10.0%

 As of December 31, 2001
     United Bancorp, Inc. (consolidated)                                                9.0%             11.9%           13.1%
     United Bank & Trust                                                                7.5%             10.6%           11.9%
     United Bank & Trust - Washtenaw                                                   30.4%             27.8%           28.8%

     United Bancorp, Inc. consolidated equity                                       $ 43,938          $ 43,938        $ 48,475
     Regulatory requirement for minimum capital adequacy (1)                          19,623            14,767          29,533
                                                                                    --------          --------        --------
         Capital in excess of regulatory minimums                                   $ 24,315          $ 29,171        $ 18,942

 As of December 31, 2000
     United Bancorp, Inc. (consolidated)                                                9.3%             13.1%           14.3%
     United Bank & Trust                                                                9.0%             13.0%           14.3%
     United Bank & Trust - Washtenaw                                                     N/A               N/A             N/A

     United Bancorp, Inc. consolidated equity                                       $ 40,885          $ 40,885        $ 44,787
     Regulatory requirement for minimum capital adequacy (1)                          17,693            12,485          24,971
                                                                                    --------          --------        --------
         Capital in excess of regulatory minimums                                   $ 23,192          $ 28,400        $ 19,816
                                                                                    --------          --------        --------

(1) Represents minimum required to be considered adequately capitalized under Federal regulatory requirements.
(2) Represents minimum required to be considered well-capitalized under Federal regulatory prompt corrective action provisions.





                                   Page A-34

NOTE 19 - EARNINGS PER SHARE
A reconciliation of basic and diluted earnings per share follows:

----------------------------------------------------------------------------------------------------------------------------
 In thousands of dollars, except per share data                                        2001          2000           1999
----------------------------------------------------------------------------------------------------------------------------
 Net income                                                                      $     5,006    $     5,626     $     5,115

 Basic earnings per share:
      Weighted average common shares outstanding                                   2,006,938      2,005,159       2,003,198
      Weighted average contingently issuable shares                                   11,408          8,611           6,364
----------------------------------------------------------------------------------------------------------------------------
                                                                                   2,018,346      2,013,770       2,009,562
         Basic earnings per share                                                $      2.48    $      2.79     $      2.55

 Diluted earnings per share:
      Weighted average common shares outstanding
      from basic earnings per share                                                2,018,346      2,013,770       2,009,562
      Dilutive effect of stock options                                                 3,648            216               -
----------------------------------------------------------------------------------------------------------------------------
                                                                                   2,021,994      2,013,986       2,009,562
         Diluted earnings per share                                              $      2.48    $      2.79     $      2.55
----------------------------------------------------------------------------------------------------------------------------

 Stock options for 1,000 and 1,575 shares of common stock were not considered in computing diluted earnings per share for 2001 and 2000 because they were not dilutive.

 NOTE 20 - OTHER COMPREHENSIVE INCOME (LOSS)
 Other comprehensive income (loss) components and related taxes were as follows:

----------------------------------------------------------------------------------------------------------------------------
 In thousands of dollars                                                                2001          2000           1999
----------------------------------------------------------------------------------------------------------------------------
 Unrealized gains and (losses) on securities available for sale                        $ 720        $ 1,186        $ (1,450)
 Reclassification for amount transferred from held to maturity to
      available for sale upon adoption of SFAS No. 133                                     -              -             237
 Reclassification for realized amount included in income                                  (2)            (4)            (28)
----------------------------------------------------------------------------------------------------------------------------
      Other comprehensive income (loss), before tax effect                               718          1,182          (1,241)
 Tax expense (benefit)                                                                   244            402            (422)
----------------------------------------------------------------------------------------------------------------------------
      Other comprehensive income (loss)                                                $ 474          $ 780          $ (819)
----------------------------------------------------------------------------------------------------------------------------

 NOTE 21 - PARENT COMPANY ONLY FINANCIAL INFORMATION
 The condensed financial information for United Bancorp, Inc. is summarized below.

----------------------------------------------------------------------------------------------------------------------------
 CONDENSED BALANCE SHEETS                                                                             December 31,
                                                                                               -----------------------------
 In thousands of dollars                                                                          2001           2000
----------------------------------------------------------------------------------------------------------------------------
 ASSETS
 Cash and cash equivalents                                                                         $    152        $     93
 Investment in subsidiaries                                                                          47,805          44,720
 Other assets                                                                                         1,063           1,044
----------------------------------------------------------------------------------------------------------------------------
 TOTAL ASSETS                                                                                      $ 49,020        $ 45,857
============================================================================================================================

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Liabilities                                                                                       $    843        $    803
 Shareholders' equity                                                                                48,177          45,054
----------------------------------------------------------------------------------------------------------------------------
 TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                        $ 49,020        $ 45,857
============================================================================================================================





                                   Page A-35

----------------------------------------------------------------------------------------------------------------------------
 CONDENSED STATEMENTS OF INCOME                                                      For the years ended December 31,
                                                                               ---------------------------------------------
 In thousands of dollars                                                               2001           2000           1999
----------------------------------------------------------------------------------------------------------------------------
 INCOME
 Dividends from subsidiaries                                                        $ 10,578        $ 2,590         $ 2,168
 Other income                                                                              1              1               1
----------------------------------------------------------------------------------------------------------------------------
 TOTAL INCOME                                                                         10,579          2,591           2,169

 TOTAL NONINTEREST EXPENSE                                                               330            196              57
----------------------------------------------------------------------------------------------------------------------------
 Income before undistributed net income of subsidiaries and income taxes              10,249          2,395           2,112
 Income tax benefit                                                                     (112)           (66)            (19)
----------------------------------------------------------------------------------------------------------------------------
 Net income before undistributed net income of subsidiaries                           10,361          2,461           2,131
 Equity in undistributed (excess distributed) net income of subsidiaries              (5,355)         3,165           2,984
----------------------------------------------------------------------------------------------------------------------------
 NET INCOME                                                                            5,006          5,626           5,115
 Net change in unrealized gains (losses) on securities available for sale                474            780            (819)
----------------------------------------------------------------------------------------------------------------------------
 Other comprehensive income (loss)                                                       474            780            (819)
----------------------------------------------------------------------------------------------------------------------------
 COMPREHENSIVE INCOME                                                                $ 5,480        $ 6,406         $ 4,296
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
 CONDENSED STATEMENTS OF CASH FLOWS                                                  For the years ended December 31,
                                                                              ----------------------------------------------
 In thousands of dollars                                                               2001           2000           1999
----------------------------------------------------------------------------------------------------------------------------
 CASH FLOWS FROM OPERATING ACTIVITIES
 Net Income                                                                          $ 5,006        $ 5,626         $ 5,115
 ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
      FROM OPERATING ACTIVITIES
 (Undistributed) excess distributed net income of subsidiaries                         5,355         (3,165)         (2,984)
 Change in other assets                                                                   31           (268)            (42)
 Change in other liabilities                                                               -              1              (3)
----------------------------------------------------------------------------------------------------------------------------
 Total adjustments                                                                     5,386         (3,432)         (3,029)
----------------------------------------------------------------------------------------------------------------------------
 Net cash from operating activities                                                   10,392          2,194           2,086
----------------------------------------------------------------------------------------------------------------------------

 CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of securities available for sale                                               (16)             -               -
 Investments in subsidiaries                                                          (8,000)             -               -
----------------------------------------------------------------------------------------------------------------------------
 Net cash from investing activities                                                   (8,016)             -               -
----------------------------------------------------------------------------------------------------------------------------

 CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from common stock transactions                                                 263            178             171
 Dividends paid                                                                       (2,580)        (2,419)         (2,231)
----------------------------------------------------------------------------------------------------------------------------
 Net cash from financing activities                                                   (2,317)        (2,241)         (2,060)
----------------------------------------------------------------------------------------------------------------------------

 NET CHANGE IN CASH AND CASH EQUIVALENTS                                                  59            (47)             26
 Cash and cash equivalents at beginning of year                                           93            140             114
----------------------------------------------------------------------------------------------------------------------------
 CASH AND CASH EQUIVALENTS AT END OF YEAR                                            $   152        $    93         $   140
----------------------------------------------------------------------------------------------------------------------------



                                   Page A-36

 NOTE 22 - QUARTERLY FINANCIAL DATA (UNAUDITED)
 Quarterly financial information is summarized below.

----------------------------------------------------------------------------------------------------------------------------
                                                                                                     Earnings Per Share
                                                       Interest    Net Interest       Net       ----------------------------
 In thousands of dollars, except per share data         Income       Income          Income           Basic          Diluted
----------------------------------------------------------------------------------------------------------------------------
 2001
      First Quarter                                    $  8,717        $ 4,379       $ 1,238         $ 0.61          $ 0.61
      Second Quarter                                      8,685          4,697         1,181           0.59            0.59
      Third Quarter                                       8,607          5,004         1,184           0.59            0.59
      Fourth Quarter                                      8,391          5,401         1,403           0.69            0.69
----------------------------------------------------------------------------------------------------------------------------
      Full Year                                        $ 34,400        $19,481       $ 5,006         $ 2.48          $ 2.48

2000
      First Quarter                                    $  7,919        $ 4,347       $ 1,235         $ 0.61          $ 0.61
      Second Quarter                                      8,337          4,437         1,568           0.78            0.78
      Third Quarter                                       8,508          4,385         1,377           0.68            0.68
      Fourth Quarter                                      8,785          4,480         1,446           0.72            0.72
----------------------------------------------------------------------------------------------------------------------------
      Full Year                                        $ 33,549        $17,649       $ 5,626         $ 2.79          $ 2.79
----------------------------------------------------------------------------------------------------------------------------

 Improvement in fourth quarter 2001 net income resulted from higher net interest income and increased gains from higher volumes in residential mortgage loan sales which were partially offset by increased salaries and employee benefits expense. During the second quarter of 2000, the Bank sold its portfolio of credit card loans, contributing a gain of $203,000, net of tax.





                                   Page A-37

                                                                      EXHIBIT B

                              UNITED BANCORP, INC.
                                  AUDIT POLICY
                                DECEMBER 12, 2001

Internal auditing is that management function which independently evaluates the adequacy, effectiveness and efficiency of the systems of control within an organization, the risks inherent in the systems, and the quality of ongoing operations.

A system of internal control, when properly implemented and maintained, is designed to:

     1. Provide reasonable assurance that assets are safeguarded, information is timely and reliable, and errors and irregularities are discovered and corrected promptly.

     2.  Promote operational efficiency.

     3. Encourage compliance with managerial policies, laws, regulations, and sound fiduciary principles.

To achieve this end, the Board of Directors allocates sufficient resources to the audit function and adopts the following Audit Policy:

I.   Audit & Compliance Committee

     On an annual basis, the Board of Directors, shall appoint an Audit & Compliance Committee (Committee), which shall monitor and supervise the audit function. The primary function of the Committee is to assist the board in fulfilling its oversight responsibilities by reviewing: the financial information that will be provided to the shareholders and others, the systems of internal controls that management and the board of directors have established, and all audit processes.

     A.  Committee Structure

         The Committee will be made up of at least five Independent Board members, none of which is an officer/director. At least three of the Committee members must be financially literate, with one of the three having accounting or related financial management experience (this may include being or having been a CEO, CFO or other senior officer with financial oversight responsibilities). Annually, at the February Committee meeting, the Committee will elect a chairperson whose term shall begin with the June Audit & Compliance Committee meeting. An individual may serve as chairperson for a maximum term of three consecutive years.

     B.  Responsibilities of the Audit & Compliance Committee

         1. Bi-Monthly, at scheduled meetings:

            a. Review areas of concern and problem areas as reported by the Internal or External Auditors.

            b. Review Internal Audit plan, and progress toward meeting the plan.

            c. Review audit reports prepared by the Internal Auditor on the results of each audit performed.



                                    Page B-1

            d. Review any other reports or special studies prepared by the Internal or External Auditors.

            e. Review any disputes regarding the adequacy of management's response to audit findings for arbitration/resolution.

            f. Review and evaluate compliance review material in accordance with the procedures provided in the Compliance Review Committee Policy.

        2. Quarterly, if problems are discovered during the external auditor's quarterly SAS No. 61 review of the financial statements, the Audit & Compliance Committee shall review and discuss these issues through communication with Management and the external auditors prior to the filing of the Form 10-Q. A report of this communication shall be included in the minutes of the next scheduled meeting of the Audit & Compliance Committee.

        3. Semiannually, at scheduled meetings - review the risk-based analysis performed by the Internal Auditor.

        4.  Annual Responsibilities:

            a.  Review and update the Audit Policy.

            b. Review and approve management's recommendation concerning the selection of a CPA firm for the external audit of the consolidated financial statements of the corporation and the bank. Recommend the external auditors to the Board of Directors for approval.

            c. Review and discuss with management and the external auditors, the annual financial statements and related footnotes and the external auditor's audit of and report on the financial statements. Recommend to the Board of Directors that the audited financial statements be included in the form 10-K.

            d. Prepare a letter for inclusion in the annual report that describes the Committee's composition and responsibilities and how those responsibilities were fulfilled.

   II. Internal Auditor

       The Board of Directors shall designate an individual as Auditor who will be responsible for the internal audit function. This individual reports functionally to the Audit & Compliance Committee and administratively to the Chief Financial Officer of the bank. This accountability precludes the Auditor from the normal operation of the bank that may conflict with the need for independence.

       The Auditor will assume the following responsibilities:

       A. Audit Program

          1. Creation - The Auditor shall prepare formal audit programs that cover all significant organizational activities. These programs shall include guidelines detailing the frequency, scope, and account confirmations of individual audits.

          The audit procedures shall provide sufficient and competent evidential matter to support conclusions regarding the adequacy, effectiveness, and efficiency of the




                                    Page B-2
            systems of control and the quality of on-going operations. These procedures shall include testing all significant bank policies.

       2. Maintenance - The Auditor shall continually evaluate the effectiveness of the audit programs and implement changes to maintain adequate and effective coverage of audit areas.

       3. Risk Analysis - The audit programs shall be consistent with the procedures inherent in a risk based audit program, assigning relative importance to audit functions based on anticipated risk. The Risk Analysis will be used to quantify risk and exposure associated with each audit area to facilitate the determination of the audit frequency and development of the associated audit plan.

    B. Secretary of Audit & Compliance Committee

       The Auditor, although not a member of the Audit & Compliance Committee, shall attend meetings as requested by the Chairperson, shall serve as recording secretary, and shall prepare and distribute minutes of all official meetings of the Committee.

    C. Reporting Requirements

       1. Management Reporting

          a. The Auditor shall prepare a formal report of the scope and results of each audit performed. The audit findings shall be conveyed in a timely manner to the managers responsible for corrective measures. The Bank shall require management to respond in a formal manner to adverse audit findings and to take appropriate corrective action.

          b. For audits with a grade of two (2) or higher, a follow-up meeting will be held to discuss the audit findings and management's response. This meeting is to clear any misunderstandings and also to set target dates for corrections.

          c. If there are significant audit findings between regular meetings, it is the Auditor's responsibility to inform senior management and, if necessary, arrange a special meeting to disclose the findings to the Audit & Compliance Committee.

       2. Audit & Compliance Committee Reporting

          The Auditor shall also prepare written reports to the Committee according to the schedule below. Such reports shall be made available to the Audit & Compliance Committee for their review bi-monthly prior to Board of Director meetings or scheduled Committee meetings.

          a. Bi-Monthly:

             1) Audit Reports - The Auditor shall provide a report of each system and department audit, including management's responses.

             2) Other Reports - The Auditor shall also submit any other reports and special studies requested by the Committee.



                                    Page B-3

               3) Board Reports - The Audit & Compliance Committee Chairperson
                  shall summarize the Auditor's reports for presentation to the Board of Directors at its monthly meetings.

           b.  Semiannually:

               1) Risk Analysis - Semiannually, the Auditor will perform a risk-based analysis of the various audit areas of the bank. Following review by senior management, the Auditor will present the analysis to the Committee for review.

III. External Audit

     A.  Audit of Entire Bank

         The Board of Directors shall engage the services of a qualified Certified Public Accounting firm to perform an external opinion audit of the Bank on an annual basis. The Audit & Compliance Committee will ascertain that the external auditor views the board of directors as its client, that it will be available to the board at least annually and that it will provide the Committee with a timely analysis of significant financial reporting issues. The selection of the firm will be based upon the recommendation of the Audit & Compliance Committee and executive management.

     B.  Special Audits

         Based on the recommendations of Management and their own observations, the Committee may recommend to the Board the engagement of a CPA firm for special audits of the Bank. These audits may include, but are not limited to:

         1. Trust & Investment Group

         2. Information Systems

         3. Employee Benefit Plan

         4. Network Administration

     C.  Reports and Findings

         As directed by the Compliance Review Policy, the Audit & Compliance Committee shall review and evaluate all reports and findings from external audits and examinations and loan and quality control reviews.






                                    Page B-4

                       [UNITED BANCORP. INC. LETTERHEAD]
--------------------------------------------------------------------------------
           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 16, 2002
--------------------------------------------------------------------------------

The undersigned hereby appoints David S. Hickman and Robert K. Chapman, and either of them, with full power of substitution, Proxies to attend the Annual Meeting of the Shareholders of United Bancorp, Inc. ("Company"), to be held at the Tecumseh Country Club, 5200 Milwaukee Road, Tecumseh, Michigan on Tuesday, April 16, 2002 at 4:30 p.m., local time, and any adjournment thereof, and to vote all shares of the common stock of the Company that the undersigned is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all proposals.

The Board of Directors recommends a vote FOR all proposals.
--------------------------------------------------------------------------------
                                   PROPOSAL 1
--------------------------------------------------------------------------------
  To elect three directors constituting Class II of the Board of Directors, to serve for three years until the 2005 Annual Meeting of Shareholders:
--------------------------------------------------------------------------------
                           Class II Director Nominees:
      JOHN H. FOSS           PATRICIA M. GARCIA           DAVID S. HICKMAN
                            Please mark only one box
[ ]  FOR all nominees                   [ ] FOR, except vote withheld from the
                                            following nominees:
[ ]  WITHHELD from all nominees
                                        ----------------------------------------

                                        ----------------------------------------

--------------------------------------------------------------------------------
                                   PROPOSAL 2
--------------------------------------------------------------------------------
  To ratify the appointment of Crowe, Chizek and Company, LLP as independent auditors.
[ ]  FOR                   [ ]  AGAINST            [ ]  ABSTAIN
--------------------------------------------------------------------------------

                                    Witness my hand and seal this _______ day of _____________, 2002.


                                    --------------------------------------------
                                                     (Signature)

                                    --------------------------------------------
                                                     (Signature)

--------------------------------------------------------------------------------
          Note: Please sign exactly as your name appears on this Proxy.
          If signing for estates, trusts, corporations or partnerships, title or capacity should be stated.
              If shares are held jointly, each holder should sign.
--------------------------------------------------------------------------------